As filed with the Securities and Exchange Commission on January 30, 1998
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                          INTERNATIONAL FIBERCOM, INC.
             (Exact name of Registrant as specified in its charter)

               Arizona                                     8-0271282
   (State or other jurisdiction of                       (IRS Employer
   incorporation or organization)                   Identification Number)

                             3615 South 28th Street
                             Phoenix, Arizona 85040
                                 (602) 941-1900
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                               Mr. Joseph P. Kealy
                          International FiberCom, Inc.
                             3615 South 28th Street
                             Phoenix, Arizona 85040
                                 (602) 941-1900
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of service)

                                 ---------------

                                 With copies to:
                           Christian J. Hoffmann, III
                               Streich Lang, P.A.
                             2 North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5200

                                 ---------------

 Approximate date of commencement of proposed sale of the securities to public:
    From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Security to be Registered Amount to be   Proposed Maximum        Proposed Maximum          Amount of
                                                  Registered   Offering Price (2) Aggregate Offering Price (2) Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (1)                    12,752,317          $6.00                76,513,902              $22,910
-------------------------------------------------------------------------------------------------------------------------------

(1) Composed of shares issuable upon (a) conversion of (i) Series B Convertible Preferred Stock, (ii) Series C Convertible Preferred Stock,
         (iii) 8% Convertible Subordinated Debentures, and (iv) 5.5% Convertible Subordinated Debentures, (b) exercise of Common Stock purchase warrants, (c) exercise of options to purchase Common Stock and (d) shares of Common Stock issued in private placements.

(2)      Estimated for purpose of calculating registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 30, 1998

PROSPECTUS

                          INTERNATIONAL FIBERCOM, INC.

                 12,752,317 Shares of Common Stock, no par value

                                ---------------

         The securities offered hereby are 12,752,317 shares (the "Shares") of common stock, no par value ("Common Stock"), of International FiberCom, Inc., an Arizona corporation (the "Company"). Of the 12,752,317 Shares, (i) 1,570,131
Shares are issuable upon conversion of certain of the Company's convertible securities ("Conversion Shares"), (ii) 3,074,589 Shares are issuable upon the exercise of outstanding Common Stock Purchase Warrants (the "Warrant Shares"),
(iii) 2,415,000 Shares of Common Stock are issuable upon exercise of options to purchase Common Stock (the "Option Shares") and (iv) 5,692,597 Shares of Common Stock issued in private placements (the "Private Placement Shares").

         The 1,570,131 Conversion Shares are comprised of (i) 480,000 Shares issuable upon conversion of the Company's outstanding 8% Convertible Subordinated Debentures (the "8% Debentures"), (ii) 657,483 Shares issuable upon conversion of the Company's Series B Convertible Preferred Stock, no par value (the "Series B Preferred"), (iii) 182,648 Shares issuable upon conversion of the Company's 5.5% Convertible Subordinated Debentures (the "5.5% Debentures") and
(iv) 250,000 shares issuable upon conversion of the Company's Series C Convertible Preferred Stock, no par value (the "Series C Preferred"). The 8% Debentures and 5% Debentures are collectively referred to in this Prospectus as "the Debentures."

         The 3,074,589 Warrant Shares are comprised of (i) 700,000 Shares issuable upon exercise of Common Stock Purchase Warrants issued in connection with the Company's private placement of Series B Preferred (the "Series B Warrants"), (ii) 378,443 Shares issuable upon exercise of Common Stock Purchase Warrants issued in connection with the Company's private placement of shares of its Series A Convertible Preferred Stock (the "Series A Warrants), (iii) 186,666 Shares issuable upon exercise of Common Stock purchase warrants issued in connection with the Company's acquisitions ("Acquisition Warrants"), (iv) 1,302,480 Shares issuable upon exercise of Common Stock Purchase Warrants issued in the Company's 1994 Public Offering ("Public Warrants"), (v) 240,000 Shares issuable upon exercise of Common Stock Purchase Warrants issued to the Underwriter in the Company's 1994 Public Offering (the "Underwriter's
Warrants"), and (vi) 267,000 Shares issuable upon exercise of Common Stock Purchase Warrants issued to J.P. Carey, Inc. in connection with the Company's private placements of Common Stock, Series C Preferred and 5.5% Debentures ("Private Placement Warrants").

         The 2,415,00 Option Shares are comprised of (i) 1,900,000 Shares issuable upon exercise of options granted to Liviakis Financial Communications, Inc. ("Liviakis") and Robert Prag for services rendered as the Company's financial public relations firm and representative ("Liviakis Options"), (ii) 215,000 Shares issuable upon exercise of options granted to Wallace E. Sapp in connection with the Company's acquisition of Southern Communications Products, Inc. ("Southern" or "SCP" and the "Sapp Options"), and (iii) 300,000 Shares issuable upon exercise of options granted to Liviakis and Robert Prag for services rendered in connection with the Company's 1997 Private Placement of Common Stock.

         The 5,692,597 Private Placement Shares are comprised of (i) 115,833 Shares issued in payment of a promissory note by the Company in connection with its acquisition of Concepts, (ii) 470,588 shares issued to former shareholders of Compass in connection with its acquisition by the Company, (iii) 2,231,661 shares issued to the shareholders of SCP in connection with its acquisition by the Company, (iv) 2,700,000 shares issued in the Company's 1997 Private Placement of Common Stock, (v) 34,515 shares issued as a finder's fee in connection with the Company's acquisition of SCP, and (v) 140,000 Shares issued as a placement agent fee in connection with the Company's 1997 Private Placement of Common Stock.

         The Conversion Shares, Warrant Shares, Option Shares and the Private Placement Shares may be offered from time to time in one or more transactions in the over-the-counter market, pursuant to Rule 144 under the Securities Act pursuant to Regulation S under the Securities Act or otherwise, at market prices prevailing at the time of the sale at prices relating to such prevailing market prices, or at negotiated prices, without payment of any underwriting discounts or commissions except for usual or customary selling commissions paid to brokers or dealers. The Company will not receive any of the proceeds from the sale of any of the Shares registered in this Offering.

                                ---------------

             THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF
 RISK. SEE "RISK FACTORS" ON PAGE 10 FOR A DISCUSSION OF CERTAIN RISKS RELATED
                        TO AN INVESTMENT IN THE SHARES.

                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is January ___, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Commission also maintains a Web site that contains reports proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov.

         This Prospectus constitutes a part of a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

         The Company hereby undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered upon written or oral request of each person, a copy of any document incorporated herein by reference, (not including exhibits to the document that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to President, International FiberCom, Inc., 3615 South 28th Street, Phoenix Arizona 85040; telephone (602) 941- 1900.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this Prospectus. The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully review the entire Prospectus, the financial statements and all exhibits and documents referred to therein. See "Risk Factors."

                                   The Company

         The Company offers diversified telecommunications services and products to the telecommunications, cable television ("CATV") and other industries. The Company provides a wide range of engineering, consulting and broadband network systems design, installation of structured cable and fiber-optic networks, complete telecommunication systems integration services, and sells and distributes new and used telecommunications equipment to leading telecommunications companies, Regional Bell Operating Companies ("RBOCS"), telecommunications hardware resellers and other Fortune 500 companies.

         The Company's strategy is to be a one-stop solution for the telecommunications marketplace, offering a wide range of engineering, consulting and maintenance services for fiber-optic and broadband networks and systems integrated with local area network ("LAN") and wide area network ("WAN") expertise and capabilities. A LAN is a group of personal computers linked together in a building or campus to share programs, data, E-mail, peripherals and other resources. A WAN is network that covers a large geographic area, such as a state or country.

         In 1997 the Company began to implement this strategy through strategic acquisitions of businesses that complemented and enhanced its services or products. At the beginning of 1997 the Company had one operating subsidiary, Kleven Construction, Inc. ("Kleven"), a Phoenix-based company specializing in the design, installation and maintenance of fiber-optic and other cable services for the telecommunication and CATV industries. During 1997 the Company completed three strategic acquisitions that resulted in a significant increase in its revenues and net income. Effective January 1997 the Company acquired Concepts in Communication, Incorporated ("Concepts") for total consideration of $4.8 million, consisting of $4.6 million in cash and shares of Common Stock valued at $200,000. Concepts is a Nashville-based company specializing in systems integration services including design, engineering, installation and maintenance of structured cable systems, network hardware and software, workstation peripherals and intercommunications systems, primarily within commercial, industrial and government facilities. Effective October 1997 the Company acquired the assets and business of Southern for total consideration of $21.4 million, consisting of $12 million in cash, 2,231,661 shares of Common Stock valued at $6.2 million and a $3.2 million promissory note. Southern purchases, sells and deals in used telecommunications equipment that is used in the digital access, switching and transport systems of telecommunication service providers on a nationwide basis. Also effective October 1997, the Company acquired Compass Communications, Inc. ("Compass") for total consideration of approximately $2.0 million consisting of 470,588 shares of Common Stock. Compass is an Atlanta-based company specializing in video, voice and data network development using state of the art, fiber-optic distribution platforms. In 1997 the Company operated in Arizona, California, Tennessee, Florida and Georgia.

         The  Company's  clients  and  customers  include  Cox   Communications,
BellSouth   Telecommunications,   AT&T  Network   Systems,   Ameritech,   Lucent
Technologies, US West, Time Warner, Motorola, MediaOne, Austrailia's Optus Vision, and the City of Phoenix.

         The Company maintains its principal executive offices at 3615 South 28th Street, Phoenix, Arizona 85040 and its telephone number is (602) 941-1900. Unless the context indicates otherwise, all references to the Company or "IFC" refer to International FiberCom, Inc. and its subsidiaries.

                             Summary of the Offering

Securities Offered..............................  12,752,317 of Common Stock,
                                                  no par value

Capital Stock Outstanding

     Common Stock outstanding prior to Offering   12,599,317 (1)

     Common Stock outstanding after
     Conversion of Series B Preferred,
     Series C Preferred, 8% Debentures and
     5.5% Debentures............................  14,169,448 (2)

     Common Stock outstanding after exercise
     of Options and Warrants....................  18,088,906 (3)

     Series B Convertible Preferred Stock.......  1,291 shares outstanding (4)

     Series C Convertible Preferred Stock.......  1,000 shares outstanding (4)

Nasdaq SmallCap Market Symbols                    Common Stock: "IFCI"
                                                  Warrants: "IFCIW"

Boston Stock Exchange Symbols                     Common Stock: "IFC"
                                                  Warrants: "IFCW"

Philadelphia Stock Exchange Symbols               Common Stock: "IFC"
                                                  Warrants: "IFCW"

Plan of Distribution                              All  of  the  shares   offered
                                                  hereby  may be sold  from time
                                                  to  time  by  certain  selling
                                                  Shareholders. The Company will
                                                  not   receive   any   of   the
                                                  proceeds  from the sale of the
                                                  Shares    by    the    Selling
                                                  Shareholders. These shares may
                                                  be  offered  from time to time
                                                  in one or more transactions on
                                                  the  Nasdaq   SmallCap  Market
                                                  under  Rule 144  under the Act
                                                  or otherwise at market  prices
                                                  prevailing  at the time of the
                                                  sale,  at  prices  related  to
                                                  such prevailing market prices,
                                                  or at negotiated  prices.  The
                                                  Company  is paying  all of the
                                                  expenses  in  connection  with
                                                  the    preparation   of   this
                                                  Prospectus   and  the  related
                                                  Registration        Statement,
                                                  estimated   at  $75,000.   See
                                                  "Selling   Shareholders"   and
                                                  "Plan of Distribution."

Risk Factors                                      This offering  involves a high
                                                  degree  of  risk.   See  "Risk
                                                  Factors     and     Investment
                                                  Considerations."
---------------

(1)  Does not include any shares of Common Stock  issuable  upon the exercise of
     (i) outstanding options to employees granted under the Company's 1994 Incentive Stock Option Plan or 1997 Incentive Stock Option Plan; (ii) the Conversion Shares; (iii) the Warrant Shares; (iv) the Option Shares; or (v) 935,000 shares subject to options or warrants held by directors or third parties outside of any option plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Financial Resources."

(2) Assumes full and complete conversion of all outstanding Series B and Series C Preferred, and the 8% and 5.5% Debentures. Does not include any of the Option Shares or Warrant Shares

(3) Assumes exercise of all Underwriters Warrants, Series A Warrants, Series B Warrants, Acquisition Warrants, Public Warrants, Private Placement Warrants, Liviakis Options and Sapp Options. Does not include any of the Conversion Shares

(4) See "Description of Securities" for terms of the Series B Preferred and Series C Preferred.

                             Summary Financial Data

     The  following  table  summarizes   certain  selected  financial  data  and
unaudited data of the Company and is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with the financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus. The pro forma consolidated statement of operations data and the pro forma consolidated balance sheet data give effect to the acquisition of Southern. The pro forma consolidated statement of operations data give effect to such events as if they had occurred as of the first day of the periods presented and the pro forma consolidated balance sheet data are presented as if such events had occurred on the balance sheet date. See "Business" and The Company's Consolidated Financial Statements.

                      (in thousands, except per share date)

                                               Year Ended December 31,                    Nine Months Ended September 30,
                                               -----------------------                    -------------------------------
                                         1995                    1996                   1996                  1997
                                         ----           ---------------------           ----          ---------------------
                                                                      Pro                                             Pro
                                         Actual         Actual       Forma(1)           Actual         Actual       Forma(2)
                                         ------         ------       --------           ------         ------       --------
                                                                                                    (Unaudited)
Statement of
Operation Data:
  Net sales.....................         $12,050        $12,161        $42,153          $9,159        $20,362       $28,849
  Cost of sales.................          11,802         11,388         26,482           8,189         15,779        18,535
                                         -------        -------        -------          ------        -------       -------
  Gross profits.................             248            773         15,671             970          4,583        10,314
  Selling, general and
   administrative expenses......           2,843          4,939         10,757           1,638          3,294         5,406
                                         -------        -------        -------          ------        -------       -------
  Operating income (loss).......          (2,595)        (4,166)         4,914            (668)         1,289         4,908
  Other income (deductions).....             196            116           (270)             79            125           (47)
                                         -------        -------        -------          ------        -------       -------
  Income (loss) before
   income taxes ................          (2,399)        (4,050)         4,644            (589)         1,414         4,861
  Income taxes..................             211          -             (1,857)          -              -             1,944
                                         -------        -------        -------          ------        -------       -------
  Net income (loss).............          (2,188)        (4,050)         2,787            (589)         1,414         2,917
 Preferred stock dividends                 -                171            304           -                148           148
                                         -------        -------        -------          ------        -------       -------
 Net income (loss) attributable
    to common stockholders                $2,188        ($4,221)        $2,483           ($589)        $1,266        $2,769
                                         =======        =======        =======          ======        =======       =======
 Primary net income (loss) per
    share(3)....................         ($.50)         ($.74)           $.17           ($.13)           $.10          $.15
                                          =====          =====           ====           =====            ====          ====
  Primary average number of
    shares outstanding..........       4,417,072      5,716,600     16,348,266       4,417,072     14,437,109    19,068,770
                                       =========      =========     ==========       =========     ==========    ==========
 Fully diluted income per
    share.......................           -               -             .17              -              .09            .14
                                          ===             ===           =====            ===            =====          ====
 Fully diluted shares
    outstanding ................           -             -          16,348,266           -         15,860,068    20,491,729
                                       =========     =========      ==========       =========     ==========    ==========

                                               (in thousands)
                                       Nine Months Ended September 30,
                                       -------------------------------
                                                     1997
                                                     ----
                                                  (Unaudited)
                                                  -----------

Balance Sheet Data:                       Actual            Pro Forma(2)
                                         --------           ------------
Working capital...................          $3,850              $6,500
  Total assets....................         $14,372             $36,143
  Short-term debt.................          $4,930              $5,301
  Long-term debt..................          $2,427              $5,627
  Total stockholders' equity......          $7,015             $25,215

(1) The pro forma figures for the year ended December 31, 1996 include the operating results of Concepts and Southern for their respective fiscal years ended December 31, 1996 and the operating results of the  Company  for its fiscal year ended December 31, 1996.
(2)  The proforma figures include the operating results of Southern.
(3) If presented in accordance with Statements of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128) the Company would have reported basic earnings per share of $.18 for the nine month period ended September 30, 1997. SFAS No. 128 is effective for periods ending after December 15, 1997.

                                  RISK FACTORS

       Investment in the Company involves a number of risks. In addition to the risks and investment considerations discussed elsewhere in this Prospectus the following factors should be carefully considered by anyone purchasing the securities offered hereby.

Risks of the Company

         Need for Additional Financing. The expansion of the Company's business, particularly for working capital in its Kleven and Compass subsidiaries, and continued implementation of its acquisition strategy may require the Company to seek additional financing that may include bank financing or the issuance of debt or equity securities. No assurance can be given that the Company will be able to obtain additional capital or, if available, that such capital will be available at terms acceptable to the Company or that such additional financing would not result in substantial dilution of the equity interest of existing shareholders. The ability of the Company to obtain bank financing or to raise additional debt or equity capital will depend upon its financial condition, results of operations, covenants and limitations of any outstanding debt obligations at that time, and general economic conditions. See "Business - Business Strategy."

       Leverage and Liquidity. The Company has plans to obtain debt financing in the near future in order to finance its working capital requirements and to redeem certain of the Company's securities. There can be no assurance that the Company will have adequate cash available to make required principal and interest payments. The Company's ability to pay interest and principal on such debt and to satisfy other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with the proceeds of warrant and option exercises will be sufficient to meet its operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness, whether upon acceleration of such indebtedness or in the ordinary course of business, the Company would be required to pursue one or more alternative strategies such as restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

       Acquisition Strategy. A key element of the Company's growth to date and its strategy for the future is expansion through the acquisition of companies that have complementary businesses, that can utilize or enhance the Company's existing capabilities and resources or that expand its existing range of services or products in the telecommunications or CATV industries. As a result, the Company continually evaluates potential acquisition opportunities, some of which may be material in size or scope. Acquisitions involve a number of special risks, including the time associated with identifying and evaluating future acquisitions, the diversion of management's attention to the integration of the operations and personnel of the acquired companies, the incorporation of acquired products or services into the Company's products and services, possible adverse short-term effects on the Company's operating results, the realization of acquired intangible assets and the loss of key employees of the acquired companies. The Company may issue equity securities and other forms of consideration in connection with future acquisitions, which could cause dilution to investors purchasing Common Stock of the Company. The Company completed three major acquisitions in 1997. There can be no assurance that the Company will be able to identify additional suitable acquisition candidates, that it will be able to consummate or finance any such acquisitions, or that it will be able to integrate any such acquisitions successfully into its operations. See "The Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

       Management of Growth. The Company is currently experiencing a period of rapid growth resulting from recent acquisitions and the expansion of its operations, both of which have placed significant demands on the Company's resources. The Company's success in managing its growth will require it to continue to improve its operational, financial and management information systems, and to motivate and effectively manage its employees. Further, the Company has no prior experience in the systems integration, engineering or telecommunication equipment fields and will be relying primarily upon the former management of Concepts, Compass and SCP to provide a base of knowledge in these fields until the Company's management gains sufficient experience. No assurance can be given that the Company will successfully assimilate Concepts, Compass and SCP into its existing business operations. Also, no assurance can be given that the Company will be successful in expanding the businesses of Concepts, Compass and SCP, that new customers can be attracted as anticipated, or that there will be a continued, if any, demand for Concepts', Compass' or SCP's services, technology, products or expertise in new and competitive markets. If the Company's management is unable to manage growth effectively, the quality of the Company's products and services, its ability to retain key personnel and its business, financial condition and results of operations could be materially adversely affected.

       Dependence on the Telecommunications and CATV Industries. Demand for a substantial portion of the Company's services, and therefore future increases in its net sales and net income, depends primarily on capital spending by CATV operators, telecommunications and other companies for constructing, rebuilding, maintaining or upgrading their telecommunications systems. However, the Company expects its future revenue increases to come primarily from upgrading, retrofitting, rebuilding and maintaining existing cable systems with fiber-optic and other cables, rather than from constructing completely new systems. The amount of capital spending by CATV operators and telecommunications companies and, therefore, the sales and profitability of the Company, are affected by a variety of factors, including general economic conditions, access by cable operators to financing, government regulation of cable operators, demand for cable services and technological developments in the broadband communications industry. There can be no assurances that such capital spending will occur or occur at the level announced by the various telecommunications and CATV companies. Such companies may depend upon their ability to obtain rate increases or otherwise experience favorable environments for their CATV and telecommunications rates in order to raise funds for capital spending. Federal regulations rolling back rates for basic tier CATV services may have a negative impact on the capital spending plans of the CATV companies and thus have a material adverse affect on the Company's business.

       Federal Regulation. CATV operators are subject to federal regulation. In 1992, Congress passed an act that repealed the 1984 deregulation of cable television and subjected cable systems to rate regulation and other FCC-enforced obligations. In 1996 Congress passed the 1996 Telecommunications Act which repeals many of the major provisions of the 1992 Act. On rate regulation, current FCC rules cable service rates will be repealed in three years, except for the "basic tier" of cable programming. Price caps are repealed for "small" cable companies (less than $25 million in annual revenues) immediately or for any cable system once it faces "effective competition" from a local telephone company providing "comparable" video programming services. It is difficult to predict the impact, if any, this legislation might have on the telecommunications industry in general and the Company's business in particular.

       Impact of State Regulation. The Company's ability to pursue its business activities is regulated by various agencies and departments of state governments. Commencement of services frequently requires licenses from public utilities commissions. There is no assurance that the Company as a whole or its customers, will be successful in its or their efforts to obtain necessary licenses or regulatory approvals. The inability of the Company or any of its customers to secure any necessary licenses or approvals could have a material adverse effect on its business. In addition to specific regulations, the

Company is subject to all federal, state and local rules and regulations imposed upon businesses generally. The cost of compliance with regulations is an additional cost of doing business for the Company.

       Technological Developments and Risks of Technological Obsolescence. The Company's services and products sold through its Compass or Southern subsidiaries are subject to significant technological change and innovation. Technological developments are occurring rapidly in the communications and systems integration industries and, while the effects of such developments are uncertain, they may have a material adverse effect on the demand for the Company's services. For example, in the CATV industry, technologies are being developed that would bypass existing cable systems and permit the transmission of signals directly into households. The Company's success will generally depend on its ability to penetrate and retain markets for its existing services and to retain its expertise in installing and repairing telecommunications, CATV cable and integrated systems on a cost-effective and timely basis. There can be no assurance that the Company will be able to remain competitive or that its services will not be subject to technological obsolescence. See "Business."

         Competition. All aspects of the Company's business are highly competitive. The Company competes with national, regional and local companies. Many of the Company's competitors or potential competitors are substantially larger and have greater resources than the Company. In addition, because of the convergence of the CATV, telecommunications and computer industries and rapid technological development, new competitors may seek to enter the market. See "Business - Competition."

       Work Orders Under Cox Contract. The contract that the Company has negotiated with Cox Communications, Inc. ("Cox") is a fixed unit price contract, under which the Company receives payment on a per lineal foot or other basis of installed cable or on completion of a specific job. The Company receives work orders for specific jobs from Cox from time to time under such contract. In fiscal 1997, after including the Company's acquisitions, Cox accounted for approximately 15% of the Company's revenues on a pro forma basis. There can, however, be no assurance of the size of work orders that Cox will actually place with the Company in fiscal 1998. See "Business."

       Dependence Upon Major Customers and Large Contracts. The CATV industry is highly concentrated with over 75% of U.S. domestic subscribers being served by approximately 25 major multi- system operators ("MSO"). In fiscal 1996, the revenues the Company derived from three customers represented approximately 50% of its revenues on a pro forma basis (67% actual), with Cox its largest customer, representing 25% of its revenues on a pro forma basis (45% actual). Any decision by these major customers to cease or reduce their use of the Company's services may have a material adverse effect on its business. A number of the Company's contracts with its customers are substantial in size. The failure to timely or adequately replace a contract upon its completion or termination with one or more new contracts or customers may materially adversely affect the business and operations of the Company. See "Business - Customers."

       Risks of Possible Cost Escalation Under Fixed Price Contracts. A substantial portion of the Company's revenues have been generated principally under firm fixed-price contracts. Fixed-price contracts carry certain inherent risks, including underestimating costs, problems with new technologies and economic and other changes that may occur over the contract period. The Company recognizes revenues using the percentage-of-completion method whereby revenue is recognized based on actual costs incurred in relation to total estimated costs to complete the contract. This method may result in irregular and uneven quarterly results. Unforeseen events and circumstances can alter the Company's estimate of the costs and potential profit associated with a particular contract. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition and profitability from a particular contract may be adversely affected.

         Insurance and Potential Excess Liability. The Company maintains liability insurance to protect it against damages to persons or property which may result from its work. If the Company were to incur liability in excess of its policy coverage, its financial condition could be adversely affected. See "Business - Liability Insurance."

       Arizona  Anti-takeover   Statute.  The  Arizona  Corporate  Takeover  Act
("Takeover Act") was adopted in 1987. The policy of the Takeover Act is to prevent unfriendly corporate takeover attempts by third parties. The Takeover Act prohibits certain types of transactions, including "green mail," limits voting rights of certain individuals acquiring shares in the market and regulates certain business combinations respecting corporate transactions proposed by insiders and as part of a takeover plan. The Company is subject to the foregoing provisions. These provisions enhance the possibility that a potential bidder for control of the Company will be required to act through arm's-length negotiation with respect to a major transaction, such as a merger, consolidation or purchase of substantially all of the assets of the Company. Such provisions may also have the effect of discouraging tender offers or other stock acquisitions, giving management of the Company power to reject certain transactions which might be desired by the owners of the majority of the Company's voting securities. These provisions could also be deemed to benefit incumbent management to the extent that they deter such offers by persons who would wish to make changes in management or exercise control over management. The Board of Directors of the Company does not presently know any third party that plans to make an offer to acquire the Company through a tender offer, merger or purchase of all or substantially all of the assets of the Company. See "Description of Securities - Arizona Anti-Takeover Statute."

       Dependence Upon Suppliers. The Company does not have written agreements with its suppliers. It is possible that the Company may encounter shortages in parts, components, or other elements vital to its operations in the future. In addition, there is no guarantee that the Company would be able to locate other satisfactory suppliers, or even if other suppliers could be located, that the Company would be able to establish commercial relationships with any such suppliers. If the Company is unable to establish commercial relationships with other suppliers, it may be required to suspend or curtail some of its services. Suspension or curtailment of services could have a material adverse effect on the Company. See "Business - Suppliers."

       Dependence Upon Key Personnel. The Company is dependent on the services of Joseph P. Kealy and Terry W. Beiriger, its principal executive officers. The Company has entered into a five-year employment agreement with each of these individuals, effective as of December 1995. When the Company acquired Concepts and SCP it caused each of such subsidiaries to enter into employment agreements with numerous "key" employees and consulting agreements with the former chief executives of Concepts and SCP. The Company must compete with much larger companies with significantly greater resources to attract and retain personnel. There can be no assurance that the Company will be successful in this regard or, if successful, that the services of such personnel can be secured on terms deemed favorable to the Company. The loss of the services of any of the individuals mentioned above to the Company or the inability of the Company to attract other qualified employees could materially and adversely affect their respective businesses and operations. See "Management."

       Economic and General  Risks of the  Business.  The success of the Company will depend upon factors which may be beyond the control of the Company and cannot clearly be predicted at this time. Such factors include general economic conditions, both nationally and internationally, changes in tax laws, fluctuating operating expenses including energy costs, changes in governmental regulations, including regulations imposed under federal, state or local environmental laws, labor laws, and trade laws and other trade barriers. See "Business."

Risks Relating to Offering

       Possible Depressive Effect on Market Price of Securities Eligible for Future Sale. The officers and directors of the Company own an aggregate of 1,515,399 shares of Common Stock, including exercisable stock options. Such shares are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Act"), and may be sold only in compliance with Rule 144, pursuant to registration under the Act or pursuant to an exemption therefrom. Generally, under Rule 144, each person holding restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding common stock or the average weekly trading volume for the four weeks prior to the proposed sale. Of such restricted securities 110,399 are eligible for sale under Rule 144 as of December 31, 1997. Sales of substantial amounts of Common Stock by shareholders of the Company under Rule 144 or otherwise, or even the potential for such sales, could have a depressive effect on the market price of shares of Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities," "Principal Stockholders" and "Plan of Placement."

       Possible Volatility of Stock Price. The market price of the Company's Common Stock increased significantly during 1997. The period was marked by generally favorable industry conditions, acquisitions of new businesses and substantially improving operating results by the Company, including revenue and net income from the recently acquired businesses. The trading price of the Company's Common Stock in the future could be subject to wide fluctuations in response to quarterly variations in operating results of the Company or its competitors, actual or anticipated announcements of new acquisitions by the Company or technical innovations or new products by its competitors, changes in analysts' estimates of the Company's financial performance, general industry conditions, general economic and financial conditions in the United States and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations which have particularly affected the market prices for many technology and telecommunications companies and which have been unrelated to the operating performance of such companies. These broad market fluctuations and other factors may adversely affect the market price of the Company's Common Stock. See "Price Range of Common Stock."

       Because the Company services the telecommunications and CATV and the market price of the Company's Common Stock may be affected by the market prices of securities of companies in the telecommunications and CATV industries and interest rates in general, which have tended to be volatile or cyclical. The stock market has experienced volatility in market prices of telecommunications and CATV companies which often has been unrelated to the operating results of such companies. Announcements of combinations, mergers and changes in capital plans of the cable and other customers of the Company may have an effect on its business and the market price of the Common Stock may be significantly affected by announcements of developments in the telecommunications and CATV fields generally or the Company's obtaining or failure to obtain certain contracts.

       Exercise Price Not Necessarily Related to Established Criteria of Value. The exercise prices of the Series B and Series C Warrants were set through negotiations conducted prior to the time of their sale, with reference to the public trading price of the Common Stock. The price of the Common Stock in such exercises may not necessarily bear any relationship to the Company's asset value, net worth, earnings or any other established criteria of value at the time of exercise. The offering price of the Conversion Shares, Warrant Shares, Option Shares and Private Placement Shares will be determined through negotiation between the Selling Shareholders and prospective buyers and, in most cases, licensed broker/dealers. Such offering price may not necessarily bear any relationship to the Company's asset value, net worth, earnings or any other established criteria of value at the time of exercise. See "Plan of Distribution."

       Possible Issuance of Options May Dilute Interest of Stockholders. The Company has reserved 441,707 shares of Common Stock for issuance under its 1994 Incentive Stock Option and Restricted Stock Purchase Plans, 1,200,000 shares of Common Stock for issuance under its 1997 Incentive Stock Option and Restricted Stock Plans and 2,000,000 shares for issuance under its Employee Stock Purchase Plan. As of December 31, 1997, all of the options available under these Incentive Stock Option Plans have been granted and 104,036 shares had been purchased under the Stock Purchase Plan. The Company has also issued 75,000 stock options to each of its directors who are not employees of the Company and 450,000 shares to two directors who are officers. Such options were granted outside of the Company's Stock Option and Restricted Stock Plan. To the extent that stock options are granted and exercised, dilution to the interests of the Company's stockholders may occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such outstanding options. See "Management -- Stock Options and Restricted Stock."

       Warrants May Adversely Affect Market Price of Common Stock. The Company issued 1,302,480 Public Warrants in connection with its 1994 public offering. Such Public Warrants are exercisable to purchase one share of Common Stock at $5.50 until 5:00 p.m. Mountain Standard Time, on June 5, 1998. The Public Warrants may be redeemed by the Company upon 30 days' written notice at $.10 per Warrant, provided that the closing bid quotations of the Common Stock have averaged at least $8.10 per share for any 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice.

       The Company also issued 378,443 Series A Warrants in connection with the Company's 1996 private placement of Series A Preferred. The Series A Warrants are exercisable to purchase 378,443 shares of Common Stock at a price of $.82 per share. The Series A Warrants are exercisable until May, 2001.

       In connection with its 1994 public offering of shares of Common Stock and Public Warrants, the Company also sold to the underwriter of such offering, at nominal consideration, Underwriter's Warrants exercisable to purchase 120,000 shares of Common Stock at $8.10 per share of Common Stock and 120,000 Underwriter's Underlying Warrants at $.15 per Underwriter's Underlying Warrant, for a total of 240,000 shares. The Underwriter's Underlying Warrants are exercisable at a price of $7.15 per share and will expire August 11, 1999. The Underwriter's Warrants were exercisable commencing August 12, 1995 and continuing for four years thereafter.

       In connection with its 1997 private placement of Series B Preferred, the Company issued 700,000 Series B Warrants. The Series B Warrants are exercisable to purchase one share of Common Stock at varying exercise prices depending on the tranche. The exercise price for Warrants issued with Tranche 1 is $2.25 per share and are exercisable until March 2002, the exercise price for Warrants issued with Tranche 2 is $2.50 per share and are exercisable until April 2002 and the exercise price for Warrants issued with Tranche 3 is $3.00 per share and are exercisable until May 2002.

       The Company issued 186,666 Acquisition Warrants in connection with Company's acquisition of Concepts. One Hundred Fifty thousand (150,000) Acquisition Warrants were issued to J.W. Charles Securities, Inc. One half of such warrants are exercisable at $2.00 per share and one half at $4.00 per share. Twenty-six thousand six hundred sixty-six (26,666) Acquisition Warrants were issued to Entrenet, LLC. Such warrants are exercisable at $3.00 per share. Ten thousand (10,000) Acquisition Warrants were issued to Alex Tassos. Such warrants are exercisable at $.9375 per share. Such Warrants are exercisable through various periods ending in 1999.

         For the lives of the Public Warrants, the Series A Warrants, the Series B Warrants, the

Underwriter's Warrants and the Acquisition Warrants, the holders will have the opportunity to profit from an increase in the price of the underlying securities. The existence of such Warrants may adversely affect the market price of the Common Stock and the terms on which the Company can obtain additional financing. The holders of such Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional capital by an offering of its unissued Common Stock on terms more favorable to the Company than those provided by such Warrants. See "Plan of Placement."

       Issuance of Securities Senior to Common Stock Could Dilute Voting Power and Equity and Could Create Preferences Over Stockholders. The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock ("Preferred Stock"). As of December 31, 1997, the Board of Directors has designated 4,400 shares as Series A Preferred, all of which shares have been converted into Common Stock, 4,400 shares as Series B Preferred and 1,000 shares as Series C Preferred. As of December 31, 1997, no shares of Series A Preferred are outstanding, 1,291 shares of Series B Preferred are issued and outstanding and 1,000 shares of Series C Preferred are issued and outstanding. Shares of Preferred Stock may be issued by the Board of Directors of the Company from time to time in one or more series, for such consideration and with such relative rights and preferences as the Board of Directors may determine. Any shares of Preferred Stock that may be issued in the future could be given voting and conversion rights that could dilute the voting power and equity of holders of shares of Common Stock, and have preferences over shares of Common Stock with respect to dividends and in liquidation.

       Lack of Dividends. Holders of Preferred Stock and Common Stock are entitled to receive such dividends as may be declared by the board of directors of the Company. To date, the Company has paid no cash dividends on its shares of Common Stock and does not expect to pay cash dividends on either its Preferred Stock or Common Stock in the near term. The Company intends to retain future earnings, if any, to provide funds for operations of the business. Investors who anticipate the need for dividends from investments should refrain from purchasing the Common Stock offered hereby.

       Funds Legally Available for Payment of Dividends on Preferred Stock. The Company may not pay distributions or dividends if the Company is insolvent or would be rendered insolvent by such a dividend or distribution. Under the General Corporation Law of the State of Arizona, "insolvency" means the inability of a corporation to pay its debts as they become due in the ordinary course of its business. There can be no assurance that the Company will generate any or sufficient earning to pay dividends on the Preferred Stock.

                         DETERMINATION OF OFFERING PRICE

       This Prospectus may be used from time to time by the Selling Shareholders and the Holders who offer the Common Stock registered hereby for sale. It is anticipated that the Common Stock sold by the Selling Shareholders and the Holders will be sold from time to time in transactions (which may include block transactions) on the NASDAQ Stock Market at the prices then prevailing.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

       The Company's Common Stock has been listed on the Nasdaq SmallCap Market and the Boston Stock Exchange ("BSE") since August 18, 1994. The following table sets forth, for the fiscal periods shown, representative closing prices in dollars per share as reported by Nasdaq.


Year Ended December 31, 1996              Low                    High
----------------------------              ---                    ----

       First Quarter                      $1.13                  $2.25
       Second Quarter                      $.88                  $2.00
       Third Quarter                       $.77                  $1.88
       Fourth Quarter                      $.94                  $1.38

Year Ended December 31, 1997
----------------------------

       First Quarter                       $.94                  $1.88
       Second Quarter                     $1.41                  $2.44
       Third Quarter                      $2.28                  $5.41
       Fourth Quarter                     $4.41                  $7.91

         The number of beneficial holders of the Common Stock of the Company as of the close of business on December 31, 1997 was approximately 1,400.

Dividend Policy

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. The Company may pay dividends on the Series B and Series C Preferred in cash or shares of Common Stock, at its option. The Company has paid all such dividends in shares of Common Stock. The Company has not declared or paid cash dividends on its Common Stock and does not anticipate that it will pay such dividends in the foreseeable future. Rather, the Company intends to apply any earnings to the expansion and development of its business. Any payment of future dividends on the Common Stock and the amount thereof will be determined by the Board of Directors and will depend, among other factors, upon the Company's earnings, financial condition and cash requirements, and any other factors the Board of Directors may deem relevant.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table contains certain selected financial data of the Company and is qualified by the more detailed financial statements, including the pro forma consolidated financial statements, and the notes thereto included elsewhere in this Prospectus. The financial data for the years ended December 31, 1995 and 1996 have been derived from the Company's financial statements, which statements have been audited by Semple & Cooper, independent public accountants, and are included elsewhere in this Prospectus. The financial data for the nine months ended September 30, 1996 and September 30, 1997 have been derived from the Company's unaudited financial statements which, in the opinion of the Company, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results of operations of such periods.

         The pro forma form of consolidated statement of operations data for the year ended December 31, 1996 and for the nine months ended September 30, 1997 and the pro forma consolidated balance sheet at September 30, 1997 have been derived from the unaudited pro forma consolidated financial statements of the Company and Southern which give effect to the acquisition of Southern. The pro forma consolidated statement of operations data give effect to such events as if they occurred as of the first day of the periods presented and the pro forma consolidated balance sheet data give effect to such events as if they had occurred on September 30, 1997. The Company has neither declared nor paid any cash dividends on its outstanding Common Stock. See "Business."

         The pro forma results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for any subsequent interim period or for the full year. This data should be read in conjunction with the Company's financial statements (including the pro forma consolidated financial statements) and the Notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Conditions and Result of Operations."

                          International FiberCom, Inc.

                      (in thousands, except per share date)

                                            Year Ended December 31,                    Nine Months Ended September 30,
                                            -----------------------                    -------------------------------
                                          1995                1996                      1996                  1997
                                          ----          ----------------------                        --------------------
                                                                                               (Unaudited)
                                                                         Pro                                        Pro
                                         Actual        Actual          Forma(1)         Actual        Actual        Forma(1)
                                         ------        ------          --------         ------        ------        --------
Statement of
Operation Data:

  Net sales.....................         $12,050        $12,161        $42,153          $9,159        $20,362       $28,849
  Cost of sales.................          11,802         11,388         26,482           8,189         15,779        18,535
                                         -------        -------        -------          ------        -------       -------
  Gross profits.................             248            773         15,671             970          4,583        10,314
  Selling, general and
   administrative                          2,843          4,939         10,757           1,638          3,294         5,406
                                         -------        -------        -------          ------        -------       -------
expenses........................
  Operating income (loss).......          (2,595)        (4,166)         4,914            (668)         1,289         4,908
  Other income                               196            116           (270)             79            125           (47)
                                         -------        -------        -------          ------        -------       -------
(deductions)....................
  Income (loss) before
   income taxes ................          (2,399)        (4,050)         4,644            (589)         1,414         4,861
  Income taxes..................             211          -             (1,857)          -              -             1,944
                                         -------        -------        -------          ------        -------       -------
  Net income (loss).............          (2,188)        (4,050)         2,787            (589)         1,414         2,917

 Preferred stock dividends                 -                171            304           -                148           148
                                       ---------         ------         ------       ---------        -------        ------

 Net income (loss)
attributable
    to common stockholders                $2,188        ($4,221)        $2,483           ($589)        $1,266        $2,769
                                           =====        ========         =====           ======         =====         =====

 Primary net income (loss)
per share.(3) .....................         ($.50)         ($.74)          $.17          ($.13)           $.10          $.15
                                         ========       ========        ======        ========         ======        =====

  Primary average
number of shares outstanding.....      4,417,072       5,716,600    16,348,266       4,417,072     14,437,109    19,068,770
                                       =========       =========    ==========       =========     ==========    ==========
 Fully diluted income per
    share.......................            -               -             .17             -             .09            .14
                                           ===             ===           =====           ===           =====          ====

 Fully diluted shares
    outstanding ................           -             -          16,348,266           -         15,860,068    20,491,729
                                       =========     =========      ==========       =========     ==========    ==========

                                               (in thousands)
                                              Nine Months Ended
                                              -----------------
                                                September 30,
                                                -------------
                                                     1997
                                                     ----
                                                  (Unaudited)

Balance Sheet Data:                             Actual                Pro
                                                ------                ---
                                                                    Forma(2)
                                                                    --------
Working capital.................               $3,850              $6,500
Total assets....................              $14,372             $36,143
Short-term debt.................               $4,930              $5,301
Long-term debt..................               $2,427              $5,627
Total stockholders'
equity..........................               $7,015             $25,215

(1) The pro forma figures for the year ended December 31, 1996 include the operating results of Concepts and Southern for their respective fiscal years ended December 31, 1996 and the operating results of the Company for its fiscal year ended December 31, 1996.
(2)      The proforma figures include the operating results of Southern.
(3) If presented in accordance with Statements of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128) the Company would have reported basic earnings per share of $.18 for the nine month period ended September 30, 1997. SFAS No. 128 is effective for periods ending after December 15, 1997.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

General

         The Company is a holding  company for four  wholly-owned  subsidiaries:
(i) Kleven, which specializes in the design, installation and maintenance of fiber-optic and other cable services for the telecommunications and cable television industries; (ii) Concepts, which specializes in systems integration services, including design engineering and installation and maintenance of structured cable systems, network hardware and software, work station peripherals and intercommunication systems, primarily within commercial, industrial and governmental facilities; (iii) Compass, which specializes in video, voice and data network development using state of the art, fiber-optic distribution platforms; and (iv) Southern, which specializes in the sale of used telecommunications equipment.

         The Company derives a substantial portion of its revenue from contracts that are accounted for under the percentage of completion method of accounting. Under this method, revenues are recorded as construction on the job progresses so that revenue recognized less cost incurred to date yield the percentage of gross margin estimated for each contract. Overall gross margin percentages can increase or decrease based upon changes in estimated gross margin percentages over the lives of individual contracts on jobs.

         The Company completed the acquisition of Concepts effective January 1, 1997. Concepts' acquisition along with existing wholly owned subsidiary Kleven has allowed the Company to become one of the few complete telecommunications service companies in the nation. The Company now can provide outside plant, complete engineering, construction services, splicing and retro-fit systems utilizing twisted pair, coaxial cable and a myriad of fiber-optic cable. In addition, complete integration services can be provided for end users, as well as structured cable systems and the appropriate engineering. These services will allow the Company to service both the major telephone companies as well as cable companies in their building of the "Information Superhighway."

Acquisition

         The accompanying consolidated statements of operations include the results of operations of Concepts which the Company acquired effective January 1, 1997.

         The Unaudited Pro Forma Consolidated Statements of Operations information contained in the Financial Statements for the Year ended December 31, 1996 give effect to the acquisition of Concepts by the Company pursuant to the Stock Purchase Agreement between the parties, and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

         The pro forma financial information is based on the purchase method of accounting for the acquisition of Concepts. The pro forma entries are described in the accompanying footnotes to the Unaudited Pro Forma Consolidated Statements. The Unaudited Pro Forma Consolidated Statements of Operations assume the acquisition took place on the first day of the period presented.

Results of Operations

         The comparability of the results for 1996 and 1995 and for the third quarter of 1997 to the comparable period in 1996 were significantly impacted by the acquisition of Concepts, as explained in the Unaudited Pro

Forma Consolidated Statements of Operations information contained in the Financial Statements which are a part of this Registration Statement. Therefore, "Management's Discussion and Analysis of Financial Condition and Results of Operations" for these periods discusses the operations in 1997 compared with actual operations in 1996 and the operations in 1997 compared with 1996 pro forma figures as if the Company had owned Concepts since January 1996, which it has not.

Third Quarter of 1997 Compared to the same period in 1996.

Actual
------

         Contract Revenues. Contract revenues for the three months ended September 30, 1997 increased to $7,265,758 from $2,792,804 in 1996, an increase of 160%. This increase in revenues is primarily attributable to the addition of Concepts' revenues for the third quarter of 1997.

         Gross Profit. The Company's gross profit increased to $1,803,694 for the third quarter of 1997 compared with $116,684 in 1996 due to the increased contract revenues from the Concepts acquisition and continued increase in the gross profit margin of Kleven. The gross profit margins for the respective periods increased from 4% of contract revenues in 1996 to 25% of contract revenues in 1997. This increase in gross margins is primarily due to favorable price renegotiation of ongoing contracts and increased field productivity of Kleven.

         General and Administrative Costs. The Company's general and administrative expenses were $1,153,688 for the three months ended September 30, 1997 compared with $509,010 in 1996, an increase of 126%, chiefly due to the addition of the general and administrative expenses of Concepts.

         Other Income (Expense). The Company's net expense in this category was $114,020 for the 1997 quarter compared with net expenses of 78,926 in the 1996 quarter. Interest expense during the third quarter of 1997 increased from 1996 primarily as a result of the issuance of $1.5 million of 8% Convertible Subordinated Debentures ("Debentures") in February 1997 in connection with the acquisition of Concepts. The increase in interest expense of Concepts represents the costs associated with the Debentures.

         Provision for Income Tax Benefit (Expense). No income tax expense was accrued in 1997 or 1996 because of net operating loss carryovers of the Company and Kleven in 1996 and prior years. Such net operating loss carryovers will be used to offset net income the Company generates in 1997 and possibly future years.

         Net Income. The Company generated a net income of $535,986 or approximately 7% of revenues for the three months ended September 30, 1997 compared with net loss of ($471,251) for the same period in 1996. This is primarily a result of better profit margins and lower general and administrative expense of Kleven over the prior period.

         Preferred Stock Dividend. The Company paid a dividend of $35,000 on its Series B Convertible Preferred Stock ("Series B Preferred) for the second quarter of 1997. The Company elected to pay such dividend by issuing 6,747 shares of its Common Stock, valued at $5.187 per share. The foregoing dividends decreased net income attributable to Common Stockholders by the amount of the dividend. The shares of Common Stock outstanding will be adjusted for such dividend at the end of the third quarter of 1997, although such shares were not issued until October 1997.

         Backlog. The Company had a backlog of approximately $3,240,000 on a work in process basis as of September 30, 1997. The Company expects such work orders to be completed by December 1997. Further, the

Company has work orders, which were not started at September 30, 1997, for Gabbro Health care, the Cities of Phoenix and Peoria and other clients, which total in excess of $8.0 million. The Company expects to commence such work during the fourth quarter of 1997 and complete the same by June 1998.

         Liquidity and Capital Resources. The Company has historically financed its operations through operating cash flow and lines of credit. The Company's liquidity is impacted by the nature of billing provisions under its contracts. Generally, in the early period of contracts, cash expenditures and accrued profits are greater than allowed billings, while contract completion results in billing previously unfilled costs and profits. In the third quarter of 1997 the Company funded its operations through an $800,000 line of credit and cash flow provided by its operating activities, which was $69,478 at September 30, 1997, and $400,000 raised through the sale of 150,000 shares of its Common Stock in a private placement under Section 4(2) under the Securities Act of 1933 (the "Act").

         In July  1997 the  holders  of 1,972  shares  of  Series A  Convertible
Preferred Stock converted such shares into 2,126,463 shares of Common Stock under Regulation S under the Act. Accordingly, including prior conversions which took place in 1996, there are no shares of the Series A Preferred issued and outstanding.

         In  October  1997  certain  holders  of  8%  Convertible   Subordinated
Debentures converted $900,000 principal amount of such Debentures into 720,000 shares of Common Stock under Regulation S under the Act.

         On November 13, 1997, the Company announced that it had completed the acquisition of Compass Communications, Inc. a privately held telecommunications engineering firm headquartered in Atlanta, Georgia. The Company is issuing 470,588 shares of its restricted Common Stock to acquire all of the outstanding capital stock of Compass. In order to raise the funds required for the provision of working capital to Compass, the Company sold $1.0 million principal amount of 5.5% Convertible Subordinated Debentures and 1,000 shares of Series C Convertible Preferred Stock at a price of $1,000 per share, for gross offering proceeds of $1.0 million, in a private placement on October 27, 1997. The Company intends to apply the balance of the sales proceeds to its working capital.

         In September 1997 the Company announced that it had signed a definitive agreement to acquire the assets, business and real estate of a privately-held telecommunications equipment company located in the southeastern United States. The purchase price, which is subject to adjustment under certain circumstances, is approximately $21 million and will be comprised of a combination of cash, subordinated debt and fewer than 2.0 million shares of the Company's Common Stock. The Company is seeking a significant amount of financing to complete the purchase of such company and is presently exploring a private placement of debt or equity securities or an institutional credit facility.

         The Company is also pursuing the establishment of a larger line of credit from institutional lenders to provide working capital for its expanded business. The Company believes that the working capital provided by its most recent private placement, along with internally generated cash flow from the operating activities of Kleven and Concepts, will satisfy the anticipated growth of its existing businesses for the next 12 months, exclusive of any required acquisition financing.

         Inflation. The Company does not believe that it is significantly impacted by inflation.

         Seasonality. The Company's operations are not seasonal in nature.

Pro Forma
---------

         Contract Revenues. On a pro forma basis, contract revenues increased 8% from $6,712,714 in 1996 to

$7,265,758 during the quarter ended September 30. This increase is due primarily to additional activity of Kleven in fiber optic systems installations for Cox Communications.

         Gross Profit. On a pro forma basis, the Company's gross profit for the 1997 quarter was $1,803,694 compared with $887,116 in 1996. The gross profit in 1996 for Concepts includes an adjustment of $433,750 of overhead to indirect costs of contract revenue to accurately and consistently state gross profit margins. The Company's gross margin increased from 13% in the 1996 quarter to 25% in 1997. This gross margin increase is primarily attributable to improved performance by Kleven as noted above.

         General and Administrative Costs. On a pro forma basis, general and administrative expenses for the three months ended September 30, 1997 were $1,153,688, or 16% of revenues, compared with $1,095,179, or 16% of revenues, for the 1996 quarter. Certain overhead of Concepts was transferred to indirect costs of construction for the 1996 period in order to more accurately and consistently state gross profit margins. The Company has and will continue to consolidate duplicative administrative functions to the extent possible. In addition, administrative expenses of the Company include amortization of intangibles resulting from the acquisition.

         Other Income (Expense). On a pro forma basis, other expense was $114,020 in 1997 compared with a net expense of $123,839 in 1996. The reduction is due primarily to a decrease in interest expenses of Kleven because of debt reduction.

         Net Income. On a pro forma basis, the Company's net income increased to $535,986 compared with a loss of ($331,902), for the prior period. Such increase was primarily due to the increased profitability of the Kleven subsidiary.

1996 Compared to 1995.

Actual
------

         Contract Revenues. Contract revenues of the Company increased to $12,161,263 in 1996, from $12,050,075 in 1995, a .9% increase. Approximately 54%
of total revenues was attributable to the installation of fiber-optic and telecommunications systems for Cox Communications and US West, and 46% to electrical, water and sewer installation and other construction.

         Gross Profit. The Company had a gross profit of $773,557 in 1996 compared to a gross profit of $248,318 in 1995, an increase of 311%. The Company's increase in gross profit margins was due to improved margins on contracts with its customers over 1995. Kleven's margins would have been higher had it not incurred a loss of approximately $700,000 on an approximate $2 million contract in 1996 for utility and telecommunications work in a residential subdivision development. The Company incurred these cost overruns because of the insolvency of a major subcontractor and delays due to communication difficulties with the area's utility provider. The Company does not plan to undertake further activity of this type in 1997. In addition, margins would have been better had the Company been able to renegotiate its contracts with Cox in 1996, which it has done for fiscal 1997. Such new contracts contain better pricing than those in 1996. Gross Profits also improved because the Company avoided the major losses on contracts which occurred in 1995 with AT&T, Vision Por Cable Telecab S.A. de C.V., and the general contractor for a project for the city of Anaheim, California.

         General and Administrative Expenses. The Company's general and administrative expenses decreased to $2,261,694 in 1996 from $2,455,110 in 1995, an 8% decrease, chiefly due to a reduction in the salaries of management and administrative personnel.

         Provision for Doubtful Accounts. The Company's provision for doubtful accounts in 1995 was $387,952 while there is no such provision in 1996. This provision resulted from the Company's inability to collect development costs and progress billings in such amounts on various projects with the government of Romania, the Romanian Ministries of Transport and Communications and the Credit Bank of Romania. The Company elected to write off this receivable because of the lack of payments in 1995.

         Goodwill Impairment. The Company determined to write-off the remaining goodwill from its purchase of Kleven as a one-time, non-cash charge because of the operating losses Kleven incurred in 1995 and 1996. The Company had been amortizing this goodwill at the rate of $120,000 per year.

         Net Loss. The Company's net loss increased to $4,221,115, or $.74 per share, from $2,188,383, or $.50 per share, in 1995. The loss, without taking into account payment of the dividend on the Series A Convertible Preferred Stock and the goodwill impairment, was reduced $1,372,322, or $.24 per share, compared with $2,188,383, or $.50 per share, in 1995, again reflecting the increase in gross profit margins and reduction of general and administrative expenses.

Pro Forma
---------

         The foregoing pro forma results of operations assume that the Company owned Concepts for all of 1995 and 1996, which was not the case, and include pro forma adjustments for impairment of goodwill, adjustment of interest expenses and revision of the benefit for income taxes to make the periods comparable.

         Contract Revenues. Contract revenues of the Company increased from $23,673,291 in 1995 to $26,587,639, a 12.3% increase. The increase is due to an increase in Concepts revenues, primarily in its sales of engineered systems, including security systems, hardware sales and installation and integrated systems.

         Gross Profit. The Company had a gross profit of $4,589,321 for 1996 compared with a gross profit of $3,918,079 in 1995. The Company's increase in gross profit is due to improved gross profit margins of Kleven, as disclosed above. Kleven's profit margin increased from 2.1% in 1995 to 6.4% in 1996.

         Gross profit margins for Concepts decreased from 31.6% in 1995 to 26.4% in 1996. This decrease is primarily attributable to the lower margins earned on the sales of hardware and software for integrated systems. Concepts plans to emphasize installation and long term maintenance services in 1997 to offset higher hardware sales, which have historically had lower profit margins.

         General and Administrative Expenses. The Company's general and administrative expenses decreased from $5,617,893 in 1995 to $5,301,399 in 1996. This decrease is due primarily to reduction of management and administrative personnel by Kleven of approximately $481,000. The general and administrative expenses of Concepts in 1996 were about the same as in 1995.

         Goodwill Impairment. The Company determined to write-off the remaining goodwill from its purchase of Kleven as a one-time, non-cash charge because of the operating losses Kleven incurred in 1995 and 1996.
The Company was amortizing this goodwill at the rate of $120,000 per year.

         Net Income (Loss). The net loss in 1996 was $3,754,456 compared with a loss of $1,596,050 in 1995. Without the Series B Preferred dividend and write-off of goodwill, the loss in 1996 was $773,510 compared with $1,464,050 in 1995, reflecting improved profit margins in Kleven and a reduction in general and administrative expenses of Kleven in 1996. Concepts' net income decreased from $593,812 in 1995 to $503,096 in 1996, chiefly as a result of lower gross profit margins resulting from the increased sale of hardware over maintenance and installation services and increased general and administrative expenses due to an expansion of Concepts' sale force.

Liquidity and Capital Resources

         The Company has historically financed its operations through operating cash flow and lines of credit. The Company's liquidity is impacted by the nature of billing provisions under its contracts. Generally, in the early period of contracts, cash expenditures and accrued profits are greater than allowed billings, while contract completion results in billing previously unfilled costs and profits. In the third quarter of 1997 the Company funded its operations through an $800,000 line of credit and cash flow provided by its operating activities, which was $69,478 at September 30, 1997, and $400,000 raised through the sale of 150,000 shares of its Common Stock in a private placement under
Section 4(2) under the Securities Act.

         In July  1997 the  holders  of 1,972  shares  of  Series A  Convertible
Preferred Stock converted such shares into 2,126,463 shares of Common Stock under Regulation S under the Securities Act. Accordingly, including prior conversions which took place in 1996, there are no shares of the Series A Preferred issued and outstanding.

         In  October  1997  certain  holders  of  8%  Convertible   Subordinated
Debentures converted $900,000 principal amount of such Debentures into 720,000 shares of Common Stock under Regulation S under the Securities Act.

         Effective October 1997, the Company acquired Compass for total consideration of approximately $2.0 million consisting of 470,588 shares of Common Stock. In order to raise the funds required for the provision of working capital to Compass, the Company sold $1.0 million principal amount of 5.5% Convertible Subordinated Debentures and 1,000 shares of Series C Convertible Preferred Stock at a price of $1,000 per share, for gross offering proceeds of $1.0 million, in a private placement on October 27, 1997. The Company intends to apply the balance of the sales proceeds to its working capital.

         Effective October 1997, the Company acquired the assets, business and real estate of Southern. The total consideration was $21.4 million, consisting of $12 million in cash, 2,231,661 shares of Common Stock valued at $6.2 million and a $3.2 million promissory note.

         The Company is also pursuing the establishment of a larger line of credit from institutional lenders to provide working capital for its expanded business. The expansion of the Company's business has increased the Company's working capital requirements, particularly in its Kleven and Compass subsidiaries, and continued implementation of its acquisition strategy may require the Company to seek additional financing that may include bank financing or the issuance of debt or equity securities during the next 12 months.


Inflation and Seasonality

         The Company does not believe that it is significantly impacted by inflation. The Company's operations are not seasonal in nature.

Forward-looking Information and Risks of the Business

         This Prospectus contains certain forward-looking statements and information. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. Forward-looking statements, by their very nature, include risks and uncertainties. Accordingly, the Company's actual results could differ materially from those discussed herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. Such factors, many of which are beyond the control of the Company, include the following: the Company's success in obtaining new contracts; the volume and type of work orders that are received under such contracts; the accuracy of the cost estimates for the projects; the Company's ability to complete the project on time and within budget; levels of, and ability to, collect accounts receivable; availability of trained personnel and utilization of the Company's capacity to complete work; competition and competitive pressures on pricing; and economic conditions in the United States and in the region served by the Company.

                                    BUSINESS

         The Company offers diversified telecommunications services and products to the telecommunications, CATV and other industries. The Company provides a wide range of engineering, consulting and broadband network systems design, installation of structured cable and fiber-optic networks, complete telecommunication systems integration services, and sells and distributes new and used telecommunications equipment to leading telephone companies, RBOCS, telecommunications hardware resellers and other Fortune 500 companies.

         The Company's strategy is to be a one-stop solution for the telecommunications marketplace, offering a wide range of engineering, consulting and maintenance services for fiber-optic and broadband networks and systems integrated with LAN and WAN expertise and capabilities.

         In 1997 the Company began to implement this strategy through strategic acquisitions of businesses that complemented and enhanced its services or products. At the beginning of 1997 the Company had one operating subsidiary, Kleven, a Phoenix-based company specializing in the design, installation and maintenance of fiber-optic and other cable services for the telecommunication and CATV industries. During 1997 the Company completed three strategic acquisitions that resulted in a significant increase in its revenues and net income. Effective January 1997 the Company acquired Concepts for total consideration of $4.6 million in cash and shares of Common Stock valued at $200,000. Concepts is a Nashville- based company specializing in systems integration services including design, engineering, installation and maintenance of structured cable systems, network hardware and software, workstation peripherals and intercommunications systems, primarily within commercial, industrial and government facilities. Effective October 1997 the Company acquired the assets and business of Southern for total consideration of $21.4 million, consisting of $12 million in cash, 2,231,661 shares of Common Stock valued at $6.2 million and a $3.2 million promissory note. Southern purchases, sells and deals in used telecommunications equipment that is used in the digital access, switching and transport systems of telecommunication service providers on a nationwide basis. Also effective October 1997, the Company acquired Compass for total consideration approximately of $2.0 million consisting of 470,588 shares of Common Stock. Compass is an Atlanta-based company specializing in video, voice and data network development using state of the art, fiber-optic distribution platforms. In 1997 the Company operated in Arizona, California, Tennessee, Florida and Georgia.

Overview of Markets and Industries

         The Telecommunications/CATV Industries. Through the application of fiber-optic technology, the telecommunications and CATV industries plan to deliver interactive voice, data and video services to consumers over a network of fiber-optic cable systems which has been called the "information superhighway." Telecommunications and CATV companies are moving to provide services which are expected to dramatically change basic functions of telephones and CATV in the home as well as in business. Such planned services include basic telephone, video conferencing, movies-on-demand, pay-per-view events, concerts, interactive shopping and billing, games, classes, and high speed Internet access.

         Fiber-optics. The capabilities of fiber-optic cable based systems, along with computers, digitized data transmission and sophisticated television set-top boxes, will make these services possible. Fiber-optic technology is based upon the transmission of laser light through transparent fibers of glass or plastic. Such optical fibers can carry laser light over distances ranging from a few inches to more than 100 miles with little signal strength loss (1% over 78 miles). One strand of fiber is approximately 125 microns in diameter, which is thinner than a human hair. Optical fibers can be used individually or in bundles with over 100 fiber strands bundled into a cable that resembles standard copper telephone cables hanging above the street. A half-inch cable can carry up to 130 fiber strands, although most cables used are not of this size. A majority of cables hold about 20 strands, which can provide 500-channel TV, telephone calls and data transmission.

         Optical fibers are composed of an extremely pure core of glass or plastic surrounded by a covering called a cladding. In fiber-optic communication systems, special lasers transmit binary messages by flashing on and off at extremely high speeds. The messages then travel through the optical fibers to interpreting devices which convert the binary signals back into the form of the original signal. Fiber-optic communication systems have a number of features which make them superior to systems using traditional copper cables. For instance, fiber- optic cables have little or no signal attenuation, much longer cable run distances, less susceptibility to noise, no susceptibility to transient voltages or impulses such as lightning strikes and higher data transmission speeds (1.5 million bits per second with copper cables vs. 40 billion bits per second with fiber-optic cable).

         Continuous changes in technology make the upgrading of systems from copper to fiber-optic cable an on-going process. The Company believes that other primary uses of fiber-optic cable will be on major freeways and possibly interstate highway systems, providing up-to-date information on accidents, weather, traffic and other pertinent information and in structured cable systems, internal network hardware and intercommunications systems within commercial, industrial and government facilities. Kleven has installed a highway monitoring system in California and Concepts has installed numerous structured cable systems.

         Demand for Fiber-Optics. The push to build the information superhighway has created a demand for installation of high speed data transmission networks. Because of the ever-increasing need for faster transmission networks, fiber-optics has become not only a viable alternative to copper wiring but a necessity for any system being designed to handle future data traffic. In 1994 the National Cable Television Association estimated that the cost of wiring United States cities coast-to-coast with fiber-optic cable will be approximately $20 billion. This Association also estimated that more than 75% of all cable systems currently in use will have to be rebuilt over the next ten years. Telecommunications companies such as Bell Atlantic Corp., MCI Communications Corp. ("MCI") and Cox have announced capital expenditure programs to upgrade their networks for the information superhighway, including installation of fiber-optic cable. For example, in 1995 Cox announced a $100 million capital expenditure program to install fiber-optic cable and make other CATV system improvements in the Phoenix metropolitan area and began implementing the program in 1996. Cox is the third largest CATV company in the United States as measured by the number of subscribers, with approximately 3.1 million subscribers.

         Such companies also need to replace much of the existing coaxial cable with state-of-the-art fiber-optics, including other upgrades, in order to remain competitive. As a result of capital expenditure plans such as these, the Company believes that it is well positioned to help service the demand with its experience, expertise and reputation in the industry. No assurances can be given, however, that the Company will be successful in expanding its business as planned, that announced capital expenditure programs of the Company's current and prospective customers will ever occur, or that the Company will obtain any of the business from such capital expenditures.

         The Systems Integration Industry. In a relatively short period, computer networks have evolved from simple connections between desktop workstations to mission-critical information systems. Many companies have installed local area LAN's and WAN's in an attempt to integrate more fully the capabilities and information of their computers and personnel. This shift from minicomputer based systems and mainframes to network based computing has shifted the emphasis from the physical system used for an organization's computing to the network system that connects the organization's computers. It is no longer the computer that is the source of an organization's informational productivity but rather the network, with its ability to transport information wherever it is needed. Systems integration involves the design, installation and maintenance of such networked systems, including LAN's and WAN's.

         Systems integration primarily involves the design, installation and maintenance of structured cabling systems, network hardware and software, and intercommunication systems. A structured cabling system is a cabling network designed to be adaptable, to avoid bottlenecks, and to have the capacity to handle many times the data traffic expected in the immediate future. The object of a structured cabling system is to provide cabling media that will provide sufficient capacity for any application being run on the system, whether it be voice transmission, data transmission or otherwise. Network hardware and software and intercommunication systems are an extension of the structured cabling system design.

         Over the past five years there has been an increasing demand from tenants in the market for commercial office space and from government entities for advanced telecommunications and computer cabling. A primary concern for such tenants and government entities is usually that a structured cable system be in place prior to or as a condition to occupancy. Because of the flexibility of such a system, neither the landlord nor the prospective tenant need worry about the ability of the system to adapt to the tenants' needs and requirements thus reducing the worry of system obsolescence. For these reasons, a large majority of all new office buildings are expected to be built with a structured cabling system in place and, as older office buildings are refurbished, structured cabling systems will take the place of older communications systems.

Services and Products of the  Company

Fiber Optic Cable and CATV Services

         In August 1994, the Company acquired Kleven, which specializes in the design, installation and maintenance of fiber-optic and other cable services for the telecommunications and CATV market. In connection with the acquisition, the Company caused Kleven to enter into a five-year employment agreement with its principal operating officer, Jerry A. Kleven. Kleven has served the telecommunication and cable industries since 1977, when it began installing CATV in California. In 1980 Kleven commenced its CATV work in Arizona and eventually established itself as a full service organization, providing underground systems and aerial cable installations serving the telephone industry and municipal governments and public and private utilities throughout Arizona. Kleven began to install fiber-optic cable in 1982.

         In the 1980s Kleven added aerial capabilities, as well as cable-splicing and other expertise, in order to become a full service entity for the industry. As a result of its underground and aerial capabilities, Kleven has been able to expand its base of business with telephone companies such as US West and CATV companies such as Cox. In connection with its telephone services, Kleven installs and maintains underground cable and conduit, aerial lines, manholes and telephone equipment for US West in Arizona.

         Kleven installs new fiber-optic systems as well as retrofits existing systems. In its retrofit service, Kleven upgrades existing cable with new equipment and underground or aerial cable which is compatible with existing equipment and other fiber-optic installations. Kleven has completed thousands of miles of trenching and cable placement in Arizona and California. Fiber-optic design and installation services require extreme care and the latest technological equipment, as well as the specialized skills which Kleven has developed.

         Kleven was one of the pioneers in the rocksaw method of cable installation, which allows it to complete projects quickly with attractive profit margins. With the increase in fiber-optic and retrofit telecommunications and CATV installation work, Kleven believes that its gross profit margins will increase substantially, because such work has a higher profit margin than the installation of utilities, such as water, sewer and irrigation systems. Kleven plans, given sufficient capital, to concentrate most of its efforts on fiber-optic and other cable installation, both aerial and underground, for the telecommunications and CATV industries.

         Effective in January 1997, the Company acquired all the issued and outstanding common stock of Concepts for the sum of approximately $4.8 million. In connection with the acquisition, the Company caused Concepts to enter into a two-year employment agreements with six key employees.

         Concepts was formed in 1983 upon the divesture of Bell Systems. The initial goal of the Concepts was to subcontract work from the local Bell operating company, South Central Bell, AT&T and other major corporations, such as IBM and BCE. By 1986, the goal of Concepts had shifted to direct marketing to major end users in Tennessee and surrounding states. Such shift in strategy brought significant growth versus the competition who remained primarily in the subcontracting role, providing labor only. Material and labor sales brought significant additional revenues and direct marketing to major customers established Concepts' name as the leader in structured cable systems in Tennessee.

         In 1990, Concepts expanded its market focus to become a full service system integrator. At that time Concepts began to offer LAN/WAN hardware, network operating systems, file servers and workstations. Customer relations built in past operations contributed to Concepts successful entry into this new market.

Network Planning Services

         Effective October 1, 1997, the Company purchased all of the issued and outstanding common stock of Compass in exchange for 470,588 shares of Common Stock of the Company. Compass was formed in February 1994. Compass is a contract provider of network planning services to the telecommunications industry. Its revenues are derived primarily from developing and supporting computerized mapping and design of high-speed, high-capacity networks around the globe. Using vendor software systems, Compass maps and designs hybrid fiber-optic/coaxial cable broadband distribution networks for telecommunications operators engaged in the provision of video, voice, data and information services.

         Compass also offers "land based development," a service in which Compass assists network operators in establishing a proper foundation consisting of an accurate record of all of the details of existing and proposed networks. In providing these services, Compass suggests efficient and effective ways for the operator to capture and organize a mapping base which, when completed, will provide a high level of functionality in an updated and expanded network. As another aspect of its services, Compass offers field inventory project support, an arduous effort of collecting and recording all of the information necessary to plan, design, market and manage a broadband network capable of delivering a wide range of interactive services, the scope of which is undefined at the time of the inventory. Other services of Compass include the creation and maintenance of various databases, existing network evaluation, broadband system design, network plant testing and customer personnel training.

Telecommunications Products

         Effective in December 1997, the Company purchased all or substantially all of the assets of SCP in exchange for $12 million in cash, $3 million in the form of a promissory note and 2,231,661 shares of Common Stock of the Company. In connection with the acquisition, the Company caused Southern to enter into three-year employment agreements with seven key employees.

         Southern was founded in 1986 and originally focused on switch removal and remarketing. The market for used central telephone office plug-ins, or switches, was developed and has rapidly grown into a billion dollar industry worldwide as the need for telecommunications equipment continues to outgrow the capacity of manufacturers to satisfy such demand. Southern markets used digital access, switching and transport systems to telecommunications service providers on a nationwide basis. Digital access systems are line systems between a telephone company's central office and each customer. A switching system effects call connection and routing. A transport system includes products that carry signals throughout the network. The products Southern markets are manufactured by such companies as Lucent Technologies, Nortel, Tellabs, DSC, Alcatel, Fujitsu, ADC and a number of others. These products enable providers, such as local exchange, long distance and cellular telecommunications companies to offer data, voice and other services to their subscribers.

         Southern purchases a number of different types of used equipment from a number of telecommunications companies and resells the same to other users. Southern obtains used equipment because the sellers generally deem the equipment to be builder technology and not as efficient, or have access product or any one of a number of reasons. The Company sells over 150 types of equipment with unit prices from approximately $10 to $20,000.

         One of Southern's higher dollar volume items in terms of sales is the AT&T DDM-1000, which is a digital multiplexer used as part of a fiber-optic cable system by telephone companies to transport between exchanges, carrying all types of communications traffic point to point on an asynchronous basis. Another high volume product is the Fujitsu FLM 150 ADM, a multiplexer used by telephone companies to transport communication traffic to multiple locations in a ring configuration, adding and dropping traffic as required at each location. A third significant product is the Tellabs 532 Digital Access Cross-Connect System which is a digital transmission system providing cross-connections between and test access to voice or data channels of multiple T-Carrier facilities.

         In 1998 Southern plans to offer services in constructing systems composed of a number of products. Such systems will offer greater capabilities and have a higher price than individual products sold on a stand-alone basis.

         Southern believes that its competitive advantages are providing equipment to telephone companies throughout the United States at discounts ranging up to approximately 60% of original cost; locating and acquiring products that have been discontinued by the manufacturer at a reasonable cost to its customers; maintaining a significant amount and wide range of products; and offering such expedited delivery to its customers. In most cases, Southern is capable of to shipping ordered products overnight to its customers.

         Southern utilizes a sophisticated inventory software system to track all sales and request information with price sold, as well as frequency of sales in each category of product.

Customers

         Kleven's customers include, or have included, US West, United Cable Television, Cox and the cities of Phoenix and Scottsdale, Arizona and Union City and Anaheim, California and Times Mirror in San Diego County, California. In fiscal 1996, Kleven's three largest customers were Cox Communications, the City of Phoenix and Robkeal, Ltd., comprising approximately 54%, 22% and 16% of total revenues, respectively.

         In 1995 Kleven expanded its operations into California and performed substantial services for AT&T, which was the general contractor for PacTel in San Diego County. From July 1995 to mid-February 1996 the Company provided fiber-optic and other cable installation services to AT&T for PacTel based on work orders received under a unit price contract with AT&T. As a result of its discussions with AT&T, Kleven expected to book revenues of approximately $9 million through 1996 on the project. On four separate occasions during the first four months of the project, the engineering changed and new contract prices were negotiated. By mid- February 1996 AT&T stopped work on the project and the Company ceased receiving work orders. The reason for cessation of work on the job became clear in early April 1996 when it was announced that PacTel and SBC Communications, Inc. ("SBC") had agreed to a $16.7 billion merger.

         Kleven also has extensive background in the installation of all types of utilities, including water, sewer, storm drainage, steel casings, specialty boring and other state-of-the-art utility services, for governments, municipalities, such as the city of Phoenix, and public and private utilities in Arizona, such as SRP.

         Concepts' customers include, or have included, Nissan Motor Co., Kimberly Clark Corp., Nike Corp., Columbia/HCA Healthcare Corp., Autozone, The Trane Co., Caterpillar Financial Services, Ingram Micro, the State of Tennessee, Vanderbilt University Medical Center and St. Thomas Hospital. In fiscal 1996, Concepts' largest customer, the State of Tennessee, accounted for approximately 15% of its revenues.

          Compass' customers include US West, Time Warner, Motorola, Bellcore, MediaOne and Australia's Optus Vision. In fiscal 1996, its largest customers were Media One and Austrailia's Optus Vision, which accounted for approximately 77% of its revenues.

         Southern's clients include Bell Atlantic, Ameritech, Bellsouth, US West Lucent Technologies, AT&T Network Systems, TDS and other providers of equipment to the telecommunications industry. Southern's three largest customers, for the nine-months ended September 30, 1997 were Telcor (22.8%), Bell Atlantic NSI (10.9%) and Diversitech (8.7%).

Contracts

         Under its typical CATV installation contract Kleven supplies the expertise, equipment and labor and the customer supplies nearly all materials, such as the fiber-optic cable and conduit. The work is generally performed under fixed unit price contracts. Because Kleven's work is labor intensive, it will require significant increases in machinery and manpower in order to expand its business as described in this Prospectus. With respect to the machinery and equipment, Kleven will require funds to make lease deposits or purchase new equipment, including specialty trucks and splicing equipment. The expected increase in volume will require significant additional personnel which, in turn, will require a large amount of working capital to meet the expanded payrolls. Kleven typically receives payment on its contracts within 30 to 45 days of invoicing and, accordingly, must be able to finance the receivables and work-in-progress for such period.

         Under  its  typical  installation  contracts,   Concepts  supplies  the
expertise, equipment, labor and sometimes the materials. In certain specific system installations Concepts will also provide the required hardware.

         Compass performs its work under a variety of contract, purchase orders, standing relationships and working arrangements. Compass has entered into indefinite master contracts with major systems operators for the services specified in such contracts. Specific projects are undertaken pursuant to such contracts in response to purchase orders, change orders, revised standards and work orders. Compass also performs services for certain long-standing clients under work orders without governing master contracts. In all cases, contracts and work orders are terminable at will, and are expandable at will, by the customer consistent with its network needs. Compass has also entered into standing so-called "strategic alliances" with equipment vendors under which it is either recommended or specified to equipment customers as the system design vendor.

Competition

         The market for the telecommunications and CATV services the Company offers is highly competitive. The Company believes that the factors for its success include quality, technical capability, reliability, price and promptness of performance. In California, the Company's competition includes the Fishel Companies, Hankel & McCoy and Burnup & Sims, Inc., the last of which is a large, publicly held corporation. In Arizona, the Company competes against Fishel and Hankel & McCoy in cable installations and against such companies as Pauley Construction and Beecroft Trenching in the installation of telephone and power lines. All of such competitors are privately held, but have either regional or national scopes of operations. Kleven competes with Pulice Construction, Pearson Construction, Shiya-Stephans, Lundell Construction and Western Sun Construction in the installation of water, sewer, storm and irrigation systems in Arizona. Although most companies in this field tend to operate in a limited geographical area, a number of competitors may bid on a particular project without regard to location. Kleven has operated on a regional basis and is not aware of any competitors which could be considered dominant in the industry on a national basis.

         Kleven also provides services to utilities in Arizona. The major competitive factor for utility service work is price, and a substantial portion of the work performed is awarded on the basis of competitive bids. There are numerous competitors qualified to perform the same services which Kleven provides in this area.

         Concepts competes on a regional basis with Pomeroy Computer Resources, Anixter International and Unisys. Compass' main competition come primarily from a number of smaller entities which operate on a local or regional basis. Compass' main competition come primarily from a number of small entities which operate on a local or regional basis.


         Southern has five major competitors in the United States on a regional or national basis: CTDI, Hightech Products, Diversitech, World Access and Telmar Distributing Co. While all or substantially all of these competitors have greater resources, one of these competitors, Work Access, is publicly held while the others are private companies, but all have either regional or national scopes of operations. All of such competitors are substantially larger and have greater resources than Southern. Southern frequently purchases equipment from its competitors and such competitors purchase equipment from Southern in order to satisfy orders. Southern competes with these companies on the basis of price, speed of delivery and warranty.

Licenses

         Kleven, through one of its officers, holds licenses in certain jurisdictions requiring general and specialty contractor licenses. Kleven is licensed and/or certified in Arizona and California.

         Concepts, through certain of its officers/employees, maintains licenses in certain jurisdictions requiring general and specialty contractor licenses. Concepts is licensed and/or certified in Tennessee and Alabama.

         In general, however, the services performed on behalf of clients by Compass do not require any special licenses or formal designer certification. However, Compass is registered in the State of Georgia for the provision of engineering services. Compass also employs a licensed Georgia Professional Engineer who has ultimate public health and safety compliance responsibilities for all of Compass' design operations. In addition, several Compass offices hold contractor licenses in various states.

         Insurance and Bonds. Kleven maintains liability insurance for claims arising from its business. The policy has a limit of $10 million in the aggregate and insures against both property damage and personal injury. The policy is written on an "occurrence" basis which provides coverage for insured risks that occur during the policy period, irrespective of when a claim is made. Higher policy limits are sometimes purchased for individual projects when required contractually. Kleven has performance and payment bonding capability of $10 million.

         Concepts maintains liability insurance for claims arising from its business. The policy has a limit of $4 million in the aggregate and insures both property damage and personal injury. The policy is written on an "occurrence" basis, which provides coverage for insured risks that occur during the policy period, irrespective of when a claim is made. Concepts has performance and payment bond capability of $2 million.

         In general, bonding is not required to perform the contract services provided in Compass' operations. Compass is not normally required to post bonds by customers or by any government agencies. Compass maintains general liability coverage with a policy limit of $1 million and the excess umbrella coverage at a limit of $5 million.

         Southern carries a general liability policy with a limit of $2 million and a products liability insurance with a limit of $1 million.

Backlog Orders and Work-in-Progress

         The Company had a backlog of approximately $3.2 million, on a work in process basis, as of September 30, 1997. All such work orders are expected to be completed by June 1998. Further, the Company has work orders, which were not started at September 30, 1997, for Gambro, the cities of Phoenix and Peoria and other clients, which total in excess of $8.0 million. The Company commenced such work during the fourth quarter of 1997 and expects to complete the same by the end of third quarter of 1998.

Suppliers

         The three largest suppliers of Southern for the first nine months of fiscal 1997 were Lucent Technologies (34.4%), BellSouth Telecommunications (13.6%), and Colorado Tele-Equipment (12.1%). Southern believes that it has adequate alternative sources of supply.

Employees

         As of December 31, 1997 the Company had approximately 475 full-time employees, including six executive officers, and 65 engineers and technicians.

Warranties

         Kleven provides a warranty of its workmanship for a period of one to two years, depending on the requirements of its customers. Concepts provides a warranty of its workmanship for a period of one to five years, depending on the requirements of its customers.

         While most of the equipment Southern sell, is under warranty from the original manufacturer, competition in the market place requires Southern to provide its own warranty to its customers in connection with the sale of the equipment. Southern provides a one-year warranty on all equipment sold to telephone companies and a six-month warranty to equipment sold to other vendors who, in turn, will resell the equipment. All equipment sold by Southern is identified by bar code warranty labels.

         Compass has no written warranties covering any of its work. However, in practice, Compass does warrant its design services to be free from error, intra-network incompatibility or design defect to network customers indefinitely. Generally speaking, however, the Company's warranty is met upon completion of construction and testing of the network to which its designs apply.

Litigation

         The Company is not involved as a party to any legal proceeding other than various claims and lawsuits arising in the normal course of its business none of which, in the opinion of the Company's management, are individually or collectively material to its business.

Property

         The Company owns an office building of approximately 9,600 square feet located at 3615 South 28th Street, in Phoenix. Concepts does not own any real property.

         Southern operates its business from an office/warehouse building of approximately 28,000 square feet including 24,000 square feet of office space. The building is located on approximately 3.4 acres of land. In addition, Southern owns a warehouse consisting of approximately 33,000 square feet located on five acres of land approximately eight miles from Southern's office/warehouse.

                                   MANAGEMENT

         The following sets forth certain information with respect to directors and executive officers of the Company with the year in which each director's term expires in parentheses.

              Name                             Age                         Position with Company and Tenure
---------------------------------           ----------         ---------------------------------------------------------
Joseph P. Kealy                                 47             Chairman of the Board of Directors, Director
                                                               since 1990 and President since 1993.  (1998)
Jerry A. Kleven                                 43             Director since 1995.  (1998)
John F. Kealy                                   52             Director since 1990. (1998)
Richard J. Seminoff                             49             Director since 1995.  (1998)
Terry W. Beiriger                               46             Principal Financial Officer since 1990,
                                                               Secretary since 1995 and Treasurer since 1996.
                                                               (1998)
V. Thompson Brown, Jr.                          34             Director since 1997. (1998)

---------------


         Directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their prior resignation. The terms of the executive officers are continuous, subject to the authority of the Board.

         Joseph P. Kealy is the Chairman and President of the Company and he has served in such capacities since May 1994 and 1987, respectively. He has been a director of the Company since September 1990. Mr. Kealy was president of International Environmental Corporation ("IEC"), a former wholly-owned subsidiary of the Company, from its inception in 1987 until his resignation in March 1995 in connection with the sale of IEC. Mr. Kealy has been involved in the construction business for 26 years in both field and management capacities. For 16 years prior to joining the Company Mr. Kealy was the Arizona manager for a construction company. He attended college in Hastings, Nebraska and at Northern Arizona University.

         Jerry A. Kleven is the President of Kleven. He has been involved in the underground construction industry since 1971. He is a member of various underground construction organizations in the United States, including the National Underground Contracting Association. He has worked in all phases of Kleven's business, including systems analysis, construction methodology and final estimate pricing.

         John F. Kealy has been a director of the Company since September 1990. Mr. Kealy was the Executive Vice President and Secretary of the Company until March 1995 when he resigned in connection with his acquisition of IEC in January 1995. He served as Chairman of the Company from September 1990 to May 1994. John
F. Kealy formed IEC with his brother, Joseph P. Kealy, in 1987. Mr. Kealy has been involved in the construction business for 29 years in both field and management capacities. He became a construction manager in 1967 and ran construction company offices in Hastings, Nebraska, Farmington, New Mexico and Phoenix Arizona from 1974 to 1989. Mr. Kealy attended Notre Dame University and graduated from Arizona State University in 1967 with a Bachelor of Science in Construction Management.

         Richard J. Seminoff has been a Vice President at Semco Enterprises, Inc., which is in the metal processing business, since May 1995. From April 1991 to April 1995, he has served as president of Amos, Lovitt, Touche & Seminoff, an insurance agency in Phoenix, Arizona, since April 1, 1991. From 1979 to March 1991, he was employed by the Lasher Cowie Insurance Agency, Inc. ("Lasher-Cowie") one of the largest regional insurance agencies headquartered in Phoenix, Arizona and he was the president of such agency from 1984 to March 1991. Lasher-Cowie became a part of Hilb, Rogal and Hamilton Company, a publicly owned company. Mr. Seminoff resigned as president of such agency in March 1991.

         Terry W. Beiriger is the principal financial officer, controller, Treasurer and Secretary of the Company. Mr. Beiriger has served as the principal financial officer and controller of the Company since September 1990, as Treasurer since July 1996 and as secretary since March 1995. He became involved in the construction business in 1979 when he joined Kealy Construction Company, which was owned by Joseph P. Kealy and John F. Kealy, as its controller. From 1974 to 1979, he was employed as a U.S. Internal Revenue Service agent specializing in the audits of medium-sized corporations. Mr. Beiriger graduated from Hastings College in Nebraska in 1974 with a Bachelor of Science in Business Administration.

         V. Thompson Brown, Jr. joined Concepts in 1986. Since November 1987 he has been the Operations Manager for Concepts where he is responsible for project administration, materials management and bid and sales supervision. Mr. Brown graduated from Vanderbilt University with a Bachelor of Science in Engineering in 1984.

                                                      EXECUTIVE COMPENSATION

                                          Annual Compensation                          Long-Term Compensation
                              --------------------------------------------  -----------------------------------------
                                                                                       Awards              Payouts
                                                                            ---------------------------  ------------
                                                                 Other                                                     All
Name and                                                         Annual      Restricted                                   Other
Principal                                                       Compen-      Stock            Options/     LTIP          Compen-
Positions             Year       Salary          Bonus           sation      Awards           SARs(2)      Payouts      ation (3)
------------------- --------  -------------  ----------------  -----------  --------------  -----------  -------------  ----------
Joseph P. Kealy       1996     $117,092                                                        905,000                   $9,600
President and         1995       96,936                                                                                   9,600
Chairman of the       1994      114,208                                                                                   9,600
Board


Terry W. Beiriger     1996       75,154                                                        235,000                    9,600
Principal             1995       71,922                                                                                   9,600
Financial Officer,    1994       68,229                                                                                   3,200
Secretary and
Treasurer


Jerry A. Kleven       1996      150,000                                                        190,000                   10,000
Executive Vice        1995      150,000                                                                                  10,000
President and         1994      150,000                                                                                  10,000
Director


V. Thompson           1996       78,843                                                         70,000
Brown                 1995       75,158
Director              1994       63,626

(1) In August 1994 the Company entered in to a five-year employment agreements with Joseph P. Kealy, Jerry A. Kleven and Terry W. Beiriger providing for an annual base salary of $150,000 for Messrs. Kealy and Kleven and $80,000 for Mr. Beiriger.

(2) The amounts set forth in this column are the automobile allowances received by the persons in the table under the respective employment agreements.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Commencing in 1989 the Company advanced funds to Wings Limited Partnership, the partners of which included Joseph P. Kealy, John F. Kealy and Joseph W. Zerbib. In 1993, a promissory note in the principal amount of $396,732, plus accrued interest, was executed by such individuals to assume the obligation of the Wings Limited Partnership on a joint and several basis. Such individuals and their respective spouses secured the note by pledging 267,000 shares of their Common Stock to the Company. In June 1996, Mr. Zerbib paid $108,035 representing his pro-rata share of the principal and accrued interest on the note. Upon such payment the Company released him from his obligations under the note and 107,000 shares of Common Stock that he had pledged to secure the note The maturity date of the note has been extended on several occasions with the most recent extension to December 31, 1998. As of December 31, 1997, the total outstanding principal balance was $152,394 plus accrued interest.

         At December 31, 1994 Jerry A. Kleven, Brad J. Kleven and Ronald Abeyta owed the Company $81,656, $108,400 and $68,634, respectively, as a result of advances made by the Company to such individuals in fiscal 1994. The advances were represented by secured promissory notes bearing interest at 7% per annum, which notes were due and payable in full on or before December 31, 1995. Also, at December 31, 1994 International FiberCon, Inc., a California corporation ("FiberCon"), in which Jerry A. Kleven, Brad J. Kleven and Ronald Abeyta owned a majority interest, owed the Company $210,000 as the result of advances made by the Company to FiberCon. Jerry A. Kleven, Brad J. Kleven and Ronald Abeyta personally guaranteed FiberCon's payment of the promissory note. In 1995 FiberCon failed to make the required payments on the note. As a result, the Company requested payment from Jerry Kleven, Brad Kleven and Ronald Abeyta under their respective guarantees of the note. Jerry A. Kleven paid the sum of $100,000 toward his note to the Company and his pro rata portion of the guarantee of the FiberCon note in 1995. The remaining balance due of $63,497 was consolidated into a new note on December 31, 1995. The Company had received no payment from either Brad Kleven or Ronald Abeyta on their respective notes or guarantees under the FiberCon note as of June 1996 and therefore filed suit against each of such individuals demanding full payment of the principal and accrued interest on the notes and for attorney's fees in connection with the suit. On January 15, 1998, the Company entered into a Settlement Agreement and Mutual Release with Brad Kleven and Ronald Abeyta whereby all claims and counterclaims were dismissed by all parties. As a part of such agreement both such individuals agreed to three year non-compete arrangements with the Company. As such, the receivables balance will be converted to covenants not to compete and amortized over a three year period.


               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The General Corporation Law of Arizona, under which the Company is incorporated, was amended in full effective January 1, 1996. Such amendment permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Arizona Corporate Code limits or eliminates the liability of a director of a corporation for monetary damages for any action taken or not taken as a director in all instances except
(i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

         The Articles of Incorporation of the Company allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Arizona law. Under a provision in the Articles, a shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of the law, an improper personal benefit or an illegal dividend or stock repurchase, and not "negligence" or "gross negligence" in satisfying his duty of care. Such provision does not apply to any act or omission occurring prior to the effective date of such provision. In addition, such provision applies only to claims against the director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of December 31, 1997 with respect to the number of shares of Common Stock of the Company beneficially owned by individual directors, by all directors and officers of the Company as a group, and by persons known by the Company to own more than 5% of the Company's Common Stock. The Company has no other class of stock outstanding.

                 Name of Beneficial                 Number                          Percent of
                 Owner and Address               of Shares (1)                  Common Stock Owned
----------------------------------------  ---------------------------  -------------------------------------

Joseph P. Kealy                                    797,086 (2)                        4.93
3615 S. 28th Street
Phoenix, Arizona  85040

John F. Kealy                                      186,711 (3)                        1.16
520 South 52nd Street
Tempe, Arizona  85281

Jerry A. Kleven                                    251,174 (4)                        1.55
3615 S. 28th Street
Phoenix, Arizona  85040

Terry W. Beiriger                                  126,206 (5)                          *
3615 S. 28th Street
Phoenix, Arizona  85040

Richard J. Seminoff                                 75,000 (6)                          *
5050 North 40th Street
Suite 220
Phoenix, Arizona  85018

V. Thompson Brown, Jr.                              79,222 (7)                          *
5714 Charlotte Avenue
Nashville, Tennessee 37209

Wallace E. Sapp                                  2,446,661 (8)                        15.14
Edna M. Sapp
1940 Highway 71 So.
Marianna, Florida 32446

Liviakis Financial Communications, Inc.          1,650,000 (9)                        10.21
2420 "K" Street
Suite 220
Sacramento, California  95816

All directors and                                1,515,399                            9.38
officers as a group
(six persons)

---------------
* Less than 1%
                                                   (footnotes on following page)

(1) The shareholder listed has sole voting and investment power with respect to the shares listed.

(2) Includes options to purchase 565,000 shares of Common Stock which are presently exercisable, or which will be exercisable within 60 days of January 30, 1998, but does not include options to purchase 340,000 shares of Common Stock which are not exercisable until July 1998.

(3) Includes options to purchase 25,000 shares of Common Stock which are presently exercisable, or which will be exercisable within 60 days of January 30, 1998, but does not include options to purchase 50,000 shares of Common Stock which are not exercisable until July 1998.

(4) Includes options to purchase 70,000 shares of Common Stock which are presently exercisable, or which will be exercisable within 60 days of January 30, 1998, but does not include options to purchase 120,000 shares of Common Stock which are not exercisable until July 1998.

(5) Includes options to purchase 115,000 shares of Common Stock which are presently exercisable, or which will be exercisable within 60 days of January 30, 1998, but does not include options to purchase 120,000 shares of Common Stock which are not exercisable until July 1998. Terry Beiriger disclaims beneficial ownership of an additional 9,450 shares owned by his immediate family.

(6) Includes options to purchase 25,000 shares of Common Stock which are presently exercisable, or which will be exercisable within 60 days of January 30, 1998, but does not include options to purchase 50,000 shares of Common Stock which are not exercisable until July 1998.

(7)      Includes options to purchase 70,000 shares of Common Stock.

(8) Includes options to purchase 215,000 shares of Common Stock. which are presently exercisable, or which will be exercisable within 60 days of January 30, 1998. Wallace E. Sapp and Edna M. Sapp hold such shares jointly with right of survivorship. Wallace E. Sapp and Edna M. Sapp were the sole shareholders of the former Southern Communications Products, Inc., a Florida corporation. The Company purchased all or substantially all of the assets of such company in December 1997. Wallace E. Sapp remains an employee of the Company's subsidiary SCP.

(9) Represents options to purchase 1,650,000 shares of Common Stock granted to Liviakis which are presently exercisable. Excludes options to purchase 550,000 shares of Common Stock granted to Robert Prag over which Liviakis disclaims beneficial ownership. Liviakis Financial Communication, Inc. performs financial consulting services for the Company pursuant to a consulting agreement effective as of November 5, 1996. Such consulting agreement was extended in December 1997 through June 30, 1998.

                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to the Common Stock owned by the Selling Shareholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Shareholder has had a material relationship with the Company within the past three years other than as a result of the ownership of Common Stock. The Conversion and Dividend Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below or their nominees:

                                                                        Shares Available            Percent Owned After
      Name and Address of Selling                  Shares             for Sale Under this            Completion of the
             Securityholder                        Owned(1)               Prospectus                  Offering (1)
----------------------------------------     -------------------     ----------------------     ---------------------------
RBB Bank Aktiengesellschaft                     2,270,131 (2)              2,270,131                         *
Attn: Mr. Herbert Strauss
Burgring 16
8010 Graz, Austria

Wallace E. Sapp                                 2,446,661 (3)              2,446,661                         *
Edna M. Sapp
1940 Highway 71 So.
Marianna, FL 32446

Thompson Kernaghan & Co., Ltd.                  2,100,000 (4)              2,100,000                         *
365 Bay Street, 10th Floor
Toronto, Ontaro, Canada  MSH 2V2

Rana General Holding, Ltd.                         300,000                  300,000                          *
c/o Rana Investment Company
P.O. Box 60148
Riyadh 11545
Saudi Arabia

J. W. Charles Securities, Inc.                   150,000 (5)                150,000                          *
980 North Federal Highway
Suite 310
Boca Raton, FL 33432

Glenn S. Shaffren                                  119,093                  116,093                          *
1335 Old Norcross Road
Lawrenceville, GA 30045

Dale Nielsen                                       117,593                  116,093                          *
1335 Old Norcross Road
Lawrenceville, GA 30045

John H. Naybor                                     116,093                  116,093                          *
1335 Old Norcross Road
Lawrenceville, GA 30045

H. Raymond Tucker                                  115,833                  115,833                          *
Concepts in Communications, Inc.
5714 Charlotte Avenue
Nashville, Tennessee  37209

Dan Himes                                          91,923                    91,923                          *
1335 Old Norcross Road
Lawrenceville, GA 30045

                                                                        Shares Available            Percent Owned After
      Name and Address of Selling                  Shares             for Sale Under this            Completion of the
             Securityholder                        Owned(1)               Prospectus                  Offering (1)
----------------------------------------     -------------------     ----------------------     ---------------------------

Samuel D. Hughes                                   34,515                    34,515                          *
P.O. Box 27598
910 Cobia Dr.
Panama City, FL 32548

Eugene Michael Kennedy                             16,683                    16,683                          *
517 S.W. 1st Avenue
Fort Lauderdale, FL 33301

James and Valerie Gibbons, JTWROS                  12,819                    11,419                          *
1335 Old Norcross Road
Lawrenceville, GA 30045

Alex Tassos                                      10,000 (6)                  10,000                          *
Tassos and Associates
17 Stonepointe Drive
Escondido, California  92025

Dennis Cowburn                                      2,284                    2,284                           *
1335 Old Norcross Road
Lawrenceville, GA 30045

Thomas M. Swartwood                              34,000 (7)                  34,000                          *
405 Sixth Avenue
Des Moines, Iowa 50309

T. Marshall Swartwood                            80,000 (7)                  80,000                          *
405 Sixth Avenue
Des Moines, Iowa 50309

Glenn S. Cushman                                 48,000 (7)                  48,000                          *
405 Sixth Avenue
Des Moines, Iowa 50309

Dickinson & Co.                                  78,000 (7)                  78,000                          *
405 Sixth Avenue
Des Moines, Iowa 50309

Liviakis Financial Communications, Inc.         1,650,000 (8)              1,650,000                         *
Attn: John M. Liviakis, President
2420 "K" Street
Suite No. 220
Sacramento, CA  95816

Robert Prag                                      550,000 (8)                550,000                          *
2420 "K" Street
Suite No. 220
Sacramento, CA  95816

J.P. Carey, Inc.                                 378,443 (9)                378,443                          *
3343 Peachtree
Suite No. 500
Atlanta, Georgia  30326

Entrenet Group, LLC                               26,666 (6)                 26,666                          *
c/o ACS Wireless, Inc.
10 Victor Square
Scotts Valley, California  94066

                                                                        Shares Available            Percent Owned After
      Name and Address of Selling                  Shares             for Sale Under this            Completion of the
             Securityholder                        Owned(1)               Prospectus                  Offering (1)
----------------------------------------     -------------------     ----------------------     ---------------------------

J.W. Charles Securities, Inc.                   150,000 (6)                 150,000                          *
Attn: Richard A. Dunton
980 North Federal Highway
Suite 310
Boca Raton, Florida 33432

John C. Canouse Irrevocable Trust                53,400 (10)                 53,400                          *
Atlanta Financial Center, East Tower
3343 Peachtree Road, Suite 500
Atlanta, Georgia 30326

James P. Canouse                                 53,400 (10)                 53,400                          *
Atlanta Financial Center, East Tower
3343 Peachtree Road, Suite 500
Atlanta, Georgia 30326

Jeffrey M. Canouse                               53,400 (10)                 53,400                          *
Atlanta Financial Center, East Tower
3343 Peachtree Road, Suite 500
Atlanta, Georgia 30326

J. P. Carey Irrevocable Trust                   106,800 (10)                106,800                          *
Atlanta Financial Center, East Tower
3343 Peachtree Road, Suite 500
Atlanta, Georgia 30326

Bronia GMBH                                        300,000                  300,000                          *
365 Bay Street, 10th Floor
Toronto, Ontaro, Canada  MSH 2V2

Public Warrantholders as a Group                  1,302,480                1,302,480                         *

---------------

(1) Percentages and share ownership numbers are based on the assumption that, with the exception of the Shares held by RBB Bank, all Conversion Shares, Warrant Shares, Option Shares and Private Placement Shares registered hereunder are beneficially owned by the Selling Shareholder and that all such Shares will be sold by the Selling Shareholder. Excludes additional shares of Common Stock which the Selling Shareholder may acquire from time to time subsequent to this Registration Statement.

(2) Assumes full and complete conversion of all shares of Series B Preferred and Series C Preferred, and Conversion of all 8% and 5.5% Debentures and full exercise of the Series B Warrants. Shares held in the name of RBB Bank are held for the account of foreign investors. RBB Bank represents that no beneficial owner represents 5% or more of the outstanding voting securities of the Company.

(3)      Assumes exercise of all Sapp Options.

(4) Shares held in the name of Thompson Kernaghan & Co., for the account of a number of imvestors, none of which represents 5% or more of the outstanding voting securities of the Company.

(5) Assumes full and complete exercise of all Acquisition Warrants held by such entity.

(6) Assumes full and complete exercise of all Acquisition Warrants held by such party.

(7) Assumes full and complete exercise of all Underwriters Warrants held by such individual or entity.

(8)      Assumes full and complete exercise of all Liviakis Options.

(9)      Assumes full and complete exercise of all Series A Warrants.

(10)     Assumes full and complete exercise of all Private Placement Warrants.

                              PLAN OF DISTRIBUTION

         This prospectus describes the offering of 12,752,317 Shares of Common Stock. Such Shares will be sold during the time which the Registration Statement of which this Prospectus is a part is effective.

         The offering period will commence on the date the Company receives approval from the Securities and Exchange Commission and the appropriate state regulatory bodies and will terminate with the termination of the Registration Statement's effectiveness. The Company is unaware of any specific plan of distribution of the Selling Shareholders, but believes the Common Stock will be sold at prevailing market prices, without the payment of any underwriting commissions or discounts other than ordinary brokerage transaction fees. The Company will not receive any proceeds from the sale of any of the Shares.

         Alternatively, the Selling Shareholders may from time to time effect sales of the shares of Common Stock offered hereunder in one or more transactions in the over-the-counter market pursuant to Rule 144 under the Securities Act, or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. It is anticipated that broker-dealers participating in such sales of Common Stock will receive the usual and customary selling commissions.

         The Company will pay substantially all of the expenses incident to the registration of the Common Stock. The Company will not pay any expenses incident to the offering and sale of the Common Stock to the public, including, but not limited to commissions and discounts of underwriters, dealers or agents.

                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue 100,000,000 shares of Common Stock, no par value per share, of which 12,752,317 shares are issued and outstanding at the date of this Prospectus.

         Holders of the Common Stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders. As required under Arizona law, there is cumulative voting in the election of directors. Accordingly, each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares, or by distributing votes on the same principle among any number of candidates. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of Common Stock have no preemptive or conversion rights. The holders of Common Stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights of the holders of the Common Stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

         The Board of Directors currently consists of five Directors. The term of office of each Director expires at each annual meeting of shareholders or until his or her successor is qualified and elected.

Preferred Stock

         The Company is authorized to issue 10,000,000 shares of preferred stock, no par value per share, of which: (i) 3,300 shares were issued as Series A Preferred in 1996 all of which were converted and canceled in 1997,(ii) 4,400 shares were reserved for issuance as Series B Preferred of which 3,500 were issued in 1997, 1,291 remain outstanding as of November 15, 1997, and (iii) 1,000 shares were reserved and have been issued as Series C Preferred all of which remain outstanding as of November 15, 1997. The remaining authorized preferred stock may, without action by the shareholders of the Company, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation, preferences and conversion rights for any series of preferred stock issued in the future. It is not possible to state the actual effect of the authorization of additional preferred stock upon the rights of holders of the Common Stock until the Board determines the specific rights of the holders of any additional series of preferred stock. The Board's authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes.

         Dividend Rights. Dividends upon the Series B and Series C Preferred are cumulative and accrue from the date of original issue. No cash dividend may be declared and paid or set apart for payment upon the Common Stock until any past dividend or cumulative accrued dividends on any outstanding series of preferred stock, including any preferred stock with preferential dividend rights, has been fully paid or declared and set apart for payment and until any sinking fund obligation for redemption of any other series of preferred stock shall have been fully paid or declared and set apart for payment. The holders of any series of preferred stock may share ratably with the holders of any other series of preferred stock subsequently issued by the Company in any dividends declared by the Company.

         As an Arizona corporation the Company is permitted to declare and pay dividends only to the extent that, after giving effect to the distribution, either (i) it will be able to pay its debts as they become due in the usual course of business, or (ii) its total assets exceed the sum of liabilities plus the amount that would be needed if the Company were to be dissolved at the time of the distribution, to satisfy preferential rights on dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Any dividends not paid will accrue. No interest will be paid on any accrued but unpaid dividends. There can be no assurance that the Company will generate any or sufficient earnings to pay cash dividends on either the Series B or Series C Preferred. The ability to pay dividends will, in addition to the ability of the Company to generate net income, be dictated by the amount of its annual net income from year to year. See "Dividends."

         Voting Rights. The affirmative vote of the holders of a majority of the outstanding shares of all series of preferred stock voting as a class, is required in order to authorize any amendment to the Company's Articles of Incorporation or bylaws which would affect adversely the holders of the preferred stock outstanding or to authorize any additional class of stock equal to, senior to, or ranking prior to the outstanding preferred stock with respect to dividends or distributions of assets on liquidation. The affirmative vote of the majority of the outstanding shares of Series B or Series C Preferred, voting separately, is required to amend the Articles of Incorporation, bylaws or the resolution establishing the terms of either of such classes so as to affect adversely their rights, powers or preferences, with each class considered separately, including, without limitation, any action that would (i) increase or decrease their par value; (ii) effect an exchange, reclassification or cancellation of all or part of either series; (iii) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of either series; (iv) change shares of either series into the same or a different number of shares, either with or without par value, of the same class or another class or classes; or (v) cancel or otherwise affect dividends on either series which have accrued but have not been declared. The creation or issuance of any other series of existing authorized preferred stock ranking on a parity with the Series B or Series C Preferred as to dividends or distribution of assets on liquidation shall not be deemed to affect adversely the rights of either series, but any increase in the amount of authorized preferred stock or creation of a new class of preferred stock ranking superior in rights and privileges to either series shall be considered to affect adversely the rights of the series whose rights and privileges have been subordinated. The Series B and Series C Preferred will be entitled to vote as a class, together with the holders of any shares of any other series of preferred stock outstanding, on any additional matters required to be submitted to a vote of the Company's shareholders by Arizona law.

         Company's Option to Redeem. The Company may redeem the Series B Preferred, in whole or in part, commencing 60 days after issuance at 150% of the purchase price of $1,000 per share. The Company has no right to redeem the Series C Preferred.

         Notice of redemption with appropriate instructions will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock to be redeemed at the address shown on the Company's books.

         If fewer than all shares of the Series B Preferred are to be redeemed, the shares to be redeemed shall be determined on a pro rata basis. The Series B Preferred are not subject to any mandatory redemption, sinking fund or similar provisions. Shares of Series B Preferred redeemed shall assume the status of authorized but unissued preferred stock.

         Conversion Privilege - Series B Preferred. Shares of Series B Preferred were convertible, commencing sixty (60) days after issuance, into Common Stock at a price ("Series B Conversion Price") equal to the lower of the Average Stock Price on the date of each monthly subscription installment or the Discounted Average Stock Price on the date of conversion. The "Average Stock Price" is the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the relevant date. The

"Discounted Average Stock Price" means (i) 70% of the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the date of conversion into Common Stock if such average of the daily prices is below $3.00 per share or (ii) 75% of the average of such daily prices if the average is above $3.00 per share. With respect to conversion, the Series B Preferred shall be valued at $1,000 per share ("Value"), and, if converted, the Series B Preferred shall be converted into such number of shares of Common Stock as is obtained by dividing the aggregate Value of the Series B Preferred being so converted, together with all accrued but unpaid dividends thereon, by the Series B Conversion Price, subject to certain adjustments. For a one-year period after issuance of the Series B Preferred, the Series B Conversion Price will be the lower of $.75 or 50% of the Average Stock Price. There will be no floor on the Series B Conversion Price if the Company fails to achieve certain gross profits in any two consecutive quarters. Any holder of Series B Preferred may, at any time commencing sixty
(60) days after the issuance of any Series B Preferred, convert up to 100% of his holdings of Series B Preferred.

         Conversion Privilege - Series C Preferred. Shares of Series C Preferred are convertible, commencing sixty days after issuance, into Common Stock at a conversion price ("Series C Conversion Price") equal to the $6.48375 per share, the market price on the date of issuance. Under the conversion formula the Company may be required to issue additional shares of Common Stock to achieve certain rates of return at the point of conversion based on the Average Stock Price of the Common Stock at those points. The "Average Stock Price" is the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the relevant date. With respect to conversion, the Series C Preferred shall be valued at $1,000 per share ("Value"), and, if converted, the Series C Preferred shall be converted into such number of Common Stock as is obtained by dividing the aggregate Value of the Series C Preferred being so converted, together with all accrued but unpaid dividends thereon, by the Conversion Price, subject to certain adjustments. For a one-year period after the issuance of the Preferred Stock, the floor on the Series C Conversion Price will be $3.42 per share.

          Liquidation Preference. In the event of a voluntary or involuntary liquidation or winding up of the Company, the holders of Series B or Series C Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to shareholders $1,000 per Share, plus all accrued and unpaid Dividends before any distribution is made to the holders of Common Stock as to distribution of assets. The holders of the Series A, Series B and Series C Preferred Stock will share ratably with the holders of any other series of preferred stock in any distribution of other assets of the Company. No payment on account of such liquidation or a dissolution or winding up of the affairs of the Company shall be made to the holders of any class or series of stock ranking on a parity with any of the Preferred Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of any of the Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of any Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. The foregoing liquidation rights shall not be operative in the event of (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Company immediately followed by reincorporation of a successor corporation or creation of a successor partnership or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation or a partnership if, in each case, effective provision is made in the certificate of incorporation of the resulting or surviving corporation or the articles of partnership of the resulting partnership or otherwise, for the protection of the rights of the holders of the Preferred Stock.

         Miscellaneous. Holders of Preferred Stock shall have no pre-emptive right to purchase any securities of the Company.

Warrants

         Public Warrants. The Company issued 1,302,480 Public Warrants in its 1994 public offering. Each Public Warrant issued entitles the registered holder ("Warrantholder") to purchase one share of Common Stock of the Company at a price of $5.50 per share, subject to adjustment in certain circumstances. The Public Warrants were due to expire at 5:00 p.m., Mountain Standard Time, on August 11, 1997, however, the board of directors extended such expiration time to 5:00 p.m., Mountain Standard Time, on June 30, 1998. The Public Warrants are publicly traded.

         The Public Warrants are redeemable in whole or in part by the Company upon 30 days' written notice, at a price of $.10 per Public Warrant, provided the closing bid quotation of the Common Stock has averaged at least $8.10 per share for any 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice. The Warrantholders will have exercise rights until the close of business on the day fixed for redemption.

         The shares of Common Stock underlying the Public Warrants, when issued upon exercise of a Public Warrant and payment of the purchase price, will be fully paid and non-assessable and the Company will pay any transfer tax incurred as a result of the issuance of Common Stock to the holder upon its exercise.

         The Public Warrants contain provisions that protect the holders against dilution by adjustment of the exercise price and number of shares in certain events, such as stock dividends and distributions, stock splits, recapitalization, mergers, consolidation and certain issues below fair market value of the Common Stock. The holder of a Public Warrant will not possess any rights as a shareholder of the Company until the holder exercises the Public Warrant.

         The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration at the offices of the Warrant Agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price by certified check payable to the Company to the Warrant Agent for the number of Public Warrants being exercised. The Warrantholders do not have the rights or privileges of holders of Common Stock.

         No Public Warrant will be exercisable unless at the time of the exercise, the Company has filed with the Commission a current prospectus covering shares of Common Stock issuable upon exercise of such Public Warrant and such shares have been registered or qualified to be exempt under the securities laws of the state of residence of the holder of such Public Warrant. The Company will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Public Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that it will be able to accomplish the foregoing.

         The Company will not issue fractional shares upon exercise of the Public Warrants; however, if a Warrantholder exercises all Public Warrants then owned of record by him, the Company will pay such Warrantholder, in lieu of the issuance of any fractional shares which is otherwise issuable, an amount in cash based upon the market value of the Common Stock, on the last trading day prior to the exercise date.

         Underwriter's Warrants. The Company, upon completion of its 1994 public offering, sold to the Underwriter for $.001 per warrant, Underwriter's Warrants to purchase up to 120,000 shares of Common Stock at an exercise price of $8.10 per share of Common Stock and 120,000 Underwriter's Underlying Warrants at $.15 each. The Underwriter's Warrants are exercisable only to purchase both the Common Stock and Underwriter's Underlying Warrants. The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated during the life of the Underwriter's Warrants, except to officers of the Underwriter and will be exercisable for a four-year term commencing August 12, 1995. All other terms of the purchase of shares of Common Stock and the Underwriter's Underlying Warrants purchasable under the Underwriter's Warrants, including the redemption provisions, are the same as the Public Warrants, except that the Underwriter's Underlying Warrant can only be exercised at a price of $7.15 per share. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of the majority of the Underwriter's Warrants, that the Company's expense, to register the Underwriter's Warrants, the underlying shares of Common Stock, the Underwriter's Underlying Warrants and any shares issued or issuable upon exercise of the Underwriter's Underlying Warrants under the Securities Act on one occasion during the Warrant exercise term and to include such securities in any appropriate registration statement which is filed by the Company during the four years commencing August 12, 1995.

         Series A Warrants. The Company issued 378,443 Series A Warrants in conjunction with its issuance of Series A Preferred. The Series A Warrants were exercisable immediately upon issuance and expire in 2002. Each Series A Warrant is exercisable to purchase one share of Common Stock at a purchase price of $.82.

         Series B Warrants. The Company issued 700,000 Common Stock purchase warrants in conjunction with its issuance of Series B Preferred. The Series B Warrants were exercisable immediately upon issuance and expire on the fifth anniversary of the date of issuance. Each Series B Warrant is exercisable to purchase one share of Common Stock at an exercise price which is 50% above the "Average Stock Price" on its date of issue, but will not exceed certain prices, ranging from $2.25 to $2.50 per share. The "Average Stock Price" is the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the relevant date. The Company may redeem the Series B Warrants, in whole or in part, at a price of $.01 per warrant, provided the closing bid quotations of the Common Stock have averaged at least 130% of the exercise prices for any given Series B Warrant for any five consecutive trading days preceding the date of the call for redemption. The Company may not offer redemption to the holders of Series B Warrants unless it has an effective registration statement pertaining to the Common Stock issuable upon the exercise of such warrants for such holders. The holders of the Series B Warrants will have the option, for a period of 15 days after the date of notice of redemption, to decide whether to exercise their Series B Warrants, in whole or in part, or to have their Series B Warrants redeemed.

         Acquisition Warrants. The Company issued 26,666 Common Stock purchase warrants to Entrenet in connection with its acquisition of Concepts. Such warrants were exercisable immediately upon issuance and expire on August 14, 1998. Each such warrant is exercisable to purchase one share of Common Stock at an exercise price of $3.00 per share. The Company may redeem such Warrants, in whole or in part, at a price of $.01 per warrant, provided the closing prices of the Common Stock have averaged at least 130% of the exercise prices of any ten consecutive trading days preceding the date of the call for redemption.

         The Company also issued 10,000 Common Stock Purchase Warrants to Alex Tassos in connection with its acquisition of Concepts. Such warrants were exercisable immediately upon issuance and expire on January 6, 1999. Each such warrant is exercisable to purchase one share of Common Stock at an exercise price of $.9375 per share. The Company may redeem such warrants, in whole or in part, at a price of $.01 per warrant, provided the closing prices of the Common Stock have averaged at least 130% of the exercise prices of any ten consecutive trading days preceding the date of the call for redemption.

         The Company also issued 150,000 Common Stock Purchase Warrants to J.W. Charles Securities, Inc. in connection with its acquisition of Concepts. Such warrants were exerciseable immediately upon issuance and expire on June 9, 1999. Seventy-five thousand of such warrants are exerciseable to purchase one share of Common Stock at an exercise price of $2.00 per share, the remaining 75,000 of such warrants are exerciseable at $4.00 per share.


                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for the Company by Streich Lang, P.A., Phoenix, Arizona.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 have been audited by Semple & Cooper, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------



To The Stockholders and Board of Directors of
International FiberCom, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of International FiberCom, Inc. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International FiberCom, Inc. and Subsidiaries as of December 31, 1996, and the results of its operations, changes in stockholders' equity, and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


Semple & Cooper, P.L.C.
Certified Public Accountants

April 7, 1997

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                    December 31,   September 30,
                                                        1996           1997
                                                        ----           ----
                                                                    (Unaudited)

Current Assets:
   Cash and cash equivalents (Note 1)               $     3,972    $    69,478
   Accounts receivable
     - trade, net of allowance for doubtful
         accounts (Notes 1, 3, 4 and 8)               2,458,477      5,812,261
     - unbilled                                         196,815         88,124
     - other                                             27,769         67,782
   Inventory (Note 1)                                      --          621,686
   Prepaid expenses                                      37,912        176,603
   Accrued interest receivable                             --           38,579
   Costs and estimated earnings in
     excess of billings on
       uncompleted contracts (Notes 1 and 5)            249,546      1,905,281
                                                    -----------    -----------

        Total Current Assets                          2,974,491      8,779,794
                                                    -----------    -----------


Property and Equipment, net
  (Notes 1, 6, 8 and 9)                               2,899,055      3,237,822
                                                    -----------    -----------


Other Assets:
   Accounts receivable - long-term
     (Notes 1 and 3)                                     88,478         38,915
   Loans receivable from related parties
     (Note 4)                                           562,025        562,025
   Goodwill, net (Note 1)                                  --        1,555,103
   Deferred acquisition costs                           234,367        126,863
   Other assets                                          15,514         38,170
   Investment in limited partnership (Note 7)            28,781         33,021
                                                    -----------    -----------

                                                        929,165      2,354,097
                                                    -----------    -----------

        Total Assets                                $ 6,802,711    $14,371,713
                                                    ===========    ===========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                   December 31,    September 30,
                                                       1996            1997
                                                       ----            ----
                                                                    (Unaudited)

Current Liabilities:
   Notes payable
     - current portion (Note 8)                    $  1,014,986    $  1,122,466
     - related party (Note 4)                             6,000           6,000
   Obligations under capital leases
     - current portion (Note 9)                         110,355         143,337
   Accounts payable
     - trade                                          1,965,837       2,038,912
     - related parties (Note 4)                          24,610           9,610
   Accrued acquisition costs                               --           398,000
   Accrued expenses                                     358,585         874,813
   Accrued interest                                        --            69,792
   Billings in excess of costs and
     estimated earnings on uncompleted
       contracts (Note 1 and 5)                         185,119         266,873
                                                   ------------    ------------

        Total Current Liabilities                     3,665,492       4,929,803


Long-Term Liabilities:
   Notes payable - long-term (Note 8)                   544,833         650,751
   Obligations under capital leases
     - long-term (Note 9)                               384,108         276,303
   Convertible debentures (Note 8)                         --         1,500,000
                                                   ------------    ------------

        Total Liabilities                             4,594,433       7,356,857
                                                   ------------    ------------

Commitments and Contingencies (Note 10)                     --              --

Stockholders' Equity: (Note 11)
   Series A, 9% convertible preferred stock,
     no par value; 10,000,000 shares authorized,
     1,972 and 0 (unaudited) shares issued and
     outstanding                                      1,680,997            --
   Series B 4% convertible preferred stock, no par
     value; 4,400 shares authorized; 0 and 3,500
     (unaudited) shares issued and outstanding             --         2,789,589
   Common stock, no par value; 100,000,000
     shares authorized; 6,572,489 and 9,031,842
     (unaudited) shares issued, 6,393,799 and
     8,853,152 (unaudited) shares outstanding         8,555,176      10,986,944
   Common stock warrants                                 99,082          99,082
   Additional paid-in capital                           462,073         462,073
   Accumulated deficit                               (7,921,033)     (6,654,815)
                                                   ------------    ------------
                                                      2,876,295       7,682,873
   Less: treasury stock, 178,690 shares, at cost       (668,017)       (668,017)
                                                   ------------    ------------

        Total Stockholders' Equity                    2,208,278       7,014,856
                                                   ------------    ------------

        Total Liabilities and Stockholders' Equity $  6,802,711    $ 14,371,713
                                                   ============    ============

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Years Ended               Nine Month Periods Ended
                                        ----------------------------    -----------------------------
                                                                                 (Unaudited)
                                        December 31,    December 31,    September 30,   September 30,
                                            1996           1995             1997*          1996*
                                            ----           ----             ----           ----
Contract Revenues                       $ 12,161,263    $ 12,050,075    $ 20,362,396    $  9,158,640

Cost of Contract Revenues                (11,387,706)    (11,801,757)    (15,779,368)     (8,188,450)
                                        ------------    ------------    ------------    ------------

Gross Profit                                 773,557         248,318       4,583,028         970,190

General and Administrative
  Expenses                                (2,261,694)     (2,455,110)     (3,294,137)     (1,638,387)

Goodwill Impairment (Note 1)              (2,677,490)           --              --              --

Provision for Doubtful
  Accounts (Note 13)                            --          (387,952)           --              --
                                        ------------    ------------    ------------    ------------

Income (Loss) from Operations             (4,165,627)     (2,594,744)      1,288,891        (668,197)
                                        ------------    ------------    ------------    ------------

Other Income (Expense):
   Interest income                            49,086          26,229          45,602           6,088
   Interest expense                             (141)         (2,936)       (104,021)           (100)
   Other income                               16,089         102,768           1,872          36,578
   Gain on sale of fixed
     assets                                   50,781          69,485         181,937          37,082
                                        ------------    ------------    ------------    ------------

                                             115,815         195,546         125,390          79,648
                                        ------------    ------------    ------------    ------------
Net Income (Loss) before
  Income Taxes                            (4,049,812)     (2,399,198)      1,414,281        (588,549)

Income Taxes                                    --           210,815            --              --
                                        ------------    ------------    ------------    ------------
Net Income (Loss)                         (4,049,812)     (2,188,383)      1,414,281        (588,549)

Preferred Stock Dividends
  (Note 11)                                 (171,303)           --          (148,063)           --
                                        ------------    ------------    ------------    ------------
Net Income (Loss)
  Attributable to Common
  Stockholders                          $ (4,221,115)   $ (2,188,383)   $  1,266,218    $   (588,549)
                                        ============    ============    ============    ============
Earnings (Loss) per Share (Note 1):
   Primary                              $       (.74)   $       (.50)   $        .10    $       (.13)
                                        ============    ============    ============    ============
   Fully diluted                        $       --      $       --      $        .09    $       --
                                        ============    ============    ============    ============
Weighted Average Shares (Note 1)
  Outstanding:
   Primary                                 5,716,600       4,417,072      14,437,109       4,417,072
                                        ============    ============    ============    ============
   Fully diluted                                --              --        15,860,068            --
                                        ============    ============    ============    ============

*As restated, for comparative purposes only.

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                 Series A Preferred         Series B Preferred             Common Stock
                                ---------------------       -------------------    ---------------------------
                                Shares         Amount       Shares       Amount    Shares Issued        Amount
                                ------         ------       ------       ------    -------------        ------
Stockholders' Equity,
  December 31, 1994               --        $      --         --       $     --       4,417,072     $  7,274,929
Issuance of Series A, 9%
  convertible preferred,
  net of costs                   2,750        2,296,382       --             --            --               --
Net Loss, 1995                    --               --         --             --            --               --
                                ------      -----------      -----     ----------     ---------     ------------
Stockholders' Equity,
  December 31, 1995              2,750        2,296,382       --             --       4,417,072        7,274,929
Issuance of Series A, 9%
  convertible preferred,
  net of costs                     550          493,559       --             --            --               --
Conversion of Series A, 9%
  convertible preferred
  stock to common stock         (1,328)      (1,108,944)      --             --       1,821,257        1,108,944
Issuance of preferred
  stock dividend                  --               --         --             --         155,470          171,303
Options issued for services       --               --         --             --            --               --
Net Loss, 1996                    --               --         --             --            --               --
                                ------      -----------      -----     ----------     ---------     ------------
Stockholders' Equity,
  December 31, 1996              1,972        1,680,997       --             --       6,393,799        8,555,176
Issuance of Series
  B 4% convertible
  preferred stock                 --               --        3,500      2,789,589          --               --
Issuance of common
  stock for
  payment of debt                 --               --         --             --         115,833          202,708
Conversion of Series
  A 9% convertible
  preferred stock to
  common stock                  (1,972)      (1,680,997)      --             --       2,126,463        1,680,997
Issuance of common
  stock in private
  placement                       --               --         --             --         150,000          400,000
Issuance of preferred
  stock dividend                  --               --         --             --          67,057          148,063
Net income for the
  nine month period
  ended September
  30, 1997 (unaudited)            --               --         --             --            --               --
                                ------      -----------      -----     ----------     ---------     ------------
Stockholders' Equity,
  September 30, 1997
  (Unaudited)                     --        $      --        3,500     $2,789,589     8,853,152     $ 10,986,944
                                ======      ===========      =====     ==========     =========     ============

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (CONTINUED)

                                     Common                Additional
                                     Stock     Accumulated  Paid-in    Treasury
                                    Warrants     Deficit    Capital     Stock
                                    --------     -------    -------     -----

Stockholders' Equity,
  December 31, 1994                  $99,082  $(1,511,535)  $352,073  $(668,017)
Issuance of Series A, 9%
  convertible preferred,
  net of costs                          --           --         --         --
Net Loss, 1995                          --     (2,188,383)      --         --
                                     -------  -----------   --------  ---------
Stockholders' Equity,
  December 31, 1995                   99,082   (3,699,918)   352,073   (668,017)
Issuance of Series A, 9%
  convertible preferred,
  net of costs                          --           --
Conversion of Series A, 9%
  convertible preferred
  stock to common stock                 --           --         --         --
Issuance of preferred
  stock dividend                        --       (171,303)      --         --
Options issued for services             --           --      110,000       --
Net Loss, 1996                          --     (4,049,812)      --         --
                                     -------  -----------   --------  ---------
Stockholders' Equity,
  December 31, 1996                   99,082   (7,921,033)   462,073   (668,017)
Issuance of Series
  B 4% convertible
  preferred stock                       --           --         --         --
Issuance of common
  stock for
  payment of debt                       --           --         --         --
Conversion of Series
  A 9% convertible
  preferred stock to
  common stock                          --           --         --         --
Issuance of common
  stock in private
  placement                             --           --         --         --
Issuance of preferred
  stock dividend                        --       (148,063)      --         --
Net income for the
  nine month period
  ended September
  30, 1997 (unaudited)                  --      1,414,281       --         --
                                     -------  -----------   --------  ---------
Stockholders' Equity,
  September 30, 1997
  (Unaudited)                        $99,082  $(6,654,815)  $462,073  $(668,017)
                                     =======  ===========   ========  =========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements
                                       F-5a

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Years Ended             Nine Month Periods Ended
                                           ---------------------------   ---------------------------
                                                                                 (Unaudited)
                                           December 31,   December 31,   September 30,  September 30,
                                               1996           1995           1997           1996
                                               ----           ----           ----           ----
Increase (Decrease) in Cash and Cash
  Equivalents:

Cash flows from operating activities:
    Cash received from customers           $ 12,190,485   $ 12,928,576   $ 19,403,959   $  8,898,147
    Cash paid to suppliers and employees    (13,379,188)   (12,618,292)   (18,947,570)   (10,075,222)
    Interest paid                                  (141)      (249,488)      (174,851)      (279,331)
    Interest received                            35,340         17,075          7,024          6,088
    Income tax refunds                           26,000        192,565        (57,161)        26,000
                                           ------------   ------------   ------------   ------------
        Net cash provided (used) by
          operating activities               (1,127,504)       270,436        231,401     (1,424,318)
                                           ------------   ------------   ------------   ------------

Cash flows from investing activities:
    Purchase of property and equipment         (145,605)      (215,228)      (196,374)      (120,569)
   Loans to related parties                        --           (3,236)          --             --
   Disbursements for deferred acquisition
     costs                                     (124,367)          --         (126,863)          --
   Collection of loans to related parties       117,294        100,000           --          108,939
   Proceeds from sale of fixed assets           104,205        138,976        302,643         66,613
   Payments for investment in limited
     partnership                                 (4,240)        (4,240)        (4,240)        (4,240)
   Cash acquired in purchase of Concepts
     In Communication, Incorporated                --             --           56,607           --
   Purchase of Concepts In Communication,
     Incorporated                                  --             --         (276,043)          --
                                           ------------   ------------   ------------   ------------
        Net cash provided (used) by
          investing activities                  (52,713)        16,272       (244,270)        50,743
                                           ------------   ------------   ------------   ------------

Cash flows from financing activities:
   Proceeds from notes payable                     --          370,308        204,620        584,627
   Repayment of notes payable                (1,525,491)      (685,307)      (848,436)    (1,900,762)
   Repayment of loans from stockholder          (54,000)       (12,000)          --          (50,000)
   Repayment of obligations under capital
     leases                                    (112,128)       (37,438)       (75,809)       (86,583)
   Proceeds from sale of common stock              --             --          400,000           --
   Proceeds from sale of preferred stock        493,559           --             --          507,417
   Collection of stock subscriptions
     receivable                               2,373,500           --             --        2,373,500
   Increase in accrued offering costs              --             --          398,000           --
                                           ------------   ------------   ------------   ------------
        Net cash provided (used) by
          financing activities                1,175,440       (364,437)        78,375      1,428,199
                                           ------------   ------------   ------------   ------------

Net increase (decrease) in cash and cash
  equivalents                                    (4,777)       (77,729)        65,506         54,624

Cash and cash equivalents at beginning
  of year                                         8,749         86,478          3,972          8,749
                                           ------------   ------------   ------------   ------------
Cash and cash equivalents at end
  of year                                  $      3,972   $      8,749   $     69,478   $     63,373
                                           ============   ============   ============   ============

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

                                                        Years Ended            Nine Month Periods Ended
                                                  --------------------------  ---------------------------
                                                                                    (Unaudited)
                                                  December 31,  December 31,  September 30, September 30,
                                                      1996          1995          1997          1996
                                                      ----          ----          ----          ----

Reconciliation of Net Income (Loss) to Net Cash
  Provided (Used) by Operating Activities:

Net Income (Loss)                                 $(4,049,812)  $(2,188,383)  $ 1,414,281   $  (588,549)
                                                  -----------   -----------   -----------   -----------

Adjustments to Reconcile Net Income (Loss) to Net
  Cash Provided (Used) by Operating
  Activities:
    Depreciation and amortization                     794,974       665,142       723,789       586,620
    Gain on sale of fixed assets                      (50,781)      (69,485)     (181,937)      (37,082)
    Interest added to principal of notes
      receivable from related parties                 (13,746)      (46,885)         --            --
    Accrued Regulation S stock offering
      expenses                                           --         (77,118)         --            --
    Impairment of goodwill                          2,677,490          --            --            --

Changes in Assets and Liabilities:
    Accounts receivable
      - trade                                         (20,829)    1,102,501      (709,575)       36,609
      - unbilled                                     (196,815)         --         108,691          --
      - other                                          17,931       (11,700)      (40,013)       17,931
    Inventory                                            --         132,000      (158,713)         --
    Income tax refund receivable                       26,000       192,565          --          26,000
    Prepaid expenses                                    9,698       (19,985)     (122,423)      (62,263)
    Accrued interest receivable                          --          37,731       (38,579)         --
    Deferred tax asset                                   --            --          18,258          --
    Costs and estimated earnings
      in excess of billings
        on uncompleted contracts                      201,957      (111,973)     (262,849)     (219,219)
    Accounts receivable - long-term                    67,087        60,859        49,563        60,000
    Other assets                                        3,970         3,325        (1,225)        2,896
    Bank overdraft                                    (57,751)     (122,239)         --         (57,751)
    Accounts payable
      - trade                                         179,838       141,373      (668,509)     (218,226)
      - related parties                               (27,511)         (131)      (15,000)      (58,116)
    Accrued expenses                                 (588,145)      620,497       139,498      (798,707)
    Deferred income taxes
      - current                                          --        (146,146)      (18,258)         --
      - long-term                                        --         (64,669)         --            --
    Interest payable                                     --            --          69,792          --
    Deferred revenue                                     --            --          (1,092)         --
    Deferred compensation                                --            --         (26,926)         --
    Income taxes payable                                 --            --         (57,321)         --
    Billings in excess of costs
      and estimated earnings on
        uncompleted contracts                        (101,059)      173,157         9,949      (114,461)
                                                  -----------   -----------   -----------   -----------

                                                    2,922,308     2,458,819    (1,182,880)     (835,769)
                                                  -----------   -----------   -----------   -----------
Net Cash Provided (Used) by
  Operating Activities                            $(1,127,504)  $   270,436   $   231,401   $(1,424,318)
                                                  ===========   ===========   ===========   ===========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

        Nature of Corporation:

        International FiberCom, Inc. is a holding corporation for two (2) subsidiaries, Kleven Construction, Inc. and Concepts in Communications, Incorporated. The Company has been duly formed and organized under the laws of the State of Arizona. The Corporation was approved by the State of Arizona on December 29, 1972.

        Kleven Construction, Inc. is a Phoenix-based company specializing in the design, installation and maintenance of fiber-optic and other cable for the telecommunications and cable television industries. Through the acquisition of Kleven Construction, Inc., the Company changed its primary business focus to servicing the telecommunications and cable television industries throughout the southwestern United States and into Mexico.

        In January, 1997, International FiberCom, Inc. acquired Concepts in Communications, Incorporated, a privately-held Nashville, Tennessee based company, formed in June, 1983, which also has operations in Memphis and Knoxville. Concepts in Communications, Incorporated provides systems integration services including design, engineering, installation and maintenance of structured cabled systems, network hardware and software, work station peripherals and intercommunication systems, primarily within commercial, industrial and governmental facilities throughout the United States.

        Principles of Consolidation:

        The consolidated financial statements at December 31, 1996 and 1995 include the accounts of the Company and its wholly-owned subsidiary, Kleven Construction, Inc. The consolidated financial statements at September 30, 1997 include the accounts of the Company and its wholly-owned subsidiaries, Kleven Construction, Inc. and Concepts in Communications, Incorporated. All significant intercompany transactions, accounts and balances have been eliminated.

        Interim Financial Information:

        The interim financial information for the nine month period ended September 30, 1997 is unaudited. In the opinion of management, such statement reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of the results of the interim period. The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of the results for the entire year.

        Reclassifications:

        Certain reclassifications have been made to the interim financial statements to conform them to the year end presentation.

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Revenue and Cost Recognition:

        Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to the estimated total costs for each contract.

        Contract costs include, amongst other things, direct labor, field labor, subcontracting, direct materials, direct overhead, and interest costs incurred as a result of contracting activity. Selling, general, and administrative costs are charged to expense as incurred. Project losses are provided for in their entirety in the period in which such losses are determined, without reference to the percentage-of-completion. As contracts can extend over one or more accounting periods, revisions in costs and estimated earnings during the course of the work are reflected during the accounting period in which the facts that require such revisions become known.

        The length of the Company's contracts vary, but are typically less than one (1) year. Therefore, assets and liabilities are classified as current and non-current, based on a one (1) year operating cycle.

        Cash and Cash Equivalents:

        Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

        Accounts Receivable - Trade:

        Accounts receivable - trade represent the amounts billed but uncollected on completed construction contracts and construction contracts in progress.

        The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable. At December 31, 1996 and September 30, 1997 (unaudited), allowances have been established for potentially uncollectible accounts receivable in the amounts of $69,153 and $69,153 (unaudited), respectively.

        Inventory:

        Inventories are stated at the lower of cost, first-in, first-out method, or market, and consist of cable and electronic supplies.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Property and Equipment:

        Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets utilizing straight-line and accelerated methods. Leasehold improvements are amortized over their estimated useful lives or the remaining lease term, whichever is shorter.
        The estimated useful lives are as follows:

                   Building                         31  years
                   Tools and equipment             5-7  years
                   Vehicles                        3-7  years
                   Furniture and fixtures          5-7  years
                   Office equipment                  5  years
                   Leasehold improvement          7-15  years

        Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the years ended December 31, 1996 and 1995, depreciation expense was $676,540 and $546,708, respectively. For the nine month periods ended September 30, 1997 and 1996, depreciation expense was $641,889 and $495,281 (unaudited), respectively.

        The Company's capital lease agreements are recorded at the lower of the present value of the minimum lease payments, or the fair market value of the assets. The assets are being depreciated over the lesser of their estimated productive lives, or their lease term. Depreciation of the assets under the capital leases is included in depreciation expense, as noted above, for the years ended December 31, 1996 and 1995, and for the nine month periods ended September 30, 1997 and 1996 (unaudited).

        Goodwill:

        Goodwill represents the excess of the purchase price over the fair value of Concepts in Communications, Incorporated's net assets acquired. Goodwill is being amortized ratably over 15 years. The carrying value of goodwill will be reviewed periodically by the Company and impairments, if any, will be recognized when expected future operating cash flows derived from goodwill are less than its carrying value.

        During the year ended December 31, 1996, goodwill of $2,677,490, which arose in connection with the acquisition of Kleven Construction, Inc. was written off as it was deemed to have no continuing value due to recurring operating losses. Amortization expense charged to operations for each of the years ended December 31, 1996 and 1995, was $118,125. For the nine month periods ended September 30, 1997 and 1996, amortization expense was $81,900 and $88,594 (unaudited), respectively.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Income Taxes:

        For financial and tax accounting purposes, the Company reports income and expenses based on the percentage-of-completion method of accounting for long-term construction contracts.

        Deferred income taxes arise from timing differences resulting from revenues and expenses reported for financial accounting and tax reporting purposes in different periods. Deferred income taxes represent the estimated tax liability on additional depreciation expense reported based upon accelerated tax depreciation methods, and timing differences in the utilization of net operating losses.

        Earnings Per Share:

        Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding plus the shares that would be outstanding assuming conversion of the convertible preferred stock and convertible debentures and exercise of dilutive stock options and warrants, all of which are considered to be common stock equivalents. The number of shares that would be issued from the exercise of stock options has been reduced by the number of shares that could have been purchased from the proceeds at the average market price of the Company's stock. Net income has been adjusted for dividends on the convertible preferred stock and interest expense (net of tax) on the convertible debt. Primary earnings per share for the years ended December 31, 1996 and 1995, and for the nine month period ended September 30, 1996, does not include the conversion of common stock equivalents because the effect of such inclusion would be to increase earnings per share.

        Fully diluted earnings per share amounts as of September 30, 1997, are based on an increased number of shares that would be outstanding assuming conversion of convertible preferred stock and convertible debentures, and exercise of dilutive stock options and warrants. For purposes of the fully diluted computations, the number of shares that would be issued from the exercise of stock options has been reduced by the number of shares which could have been purchased from the proceeds at the market price of the Company's stock on September 30, 1997 because the price was higher than the average market price during the period. Net income has been adjusted for dividends on the convertible preferred stock and interest expense (net of tax) on the convertible debt.

        Fully diluted earnings per share are not presented for the years ended December 31, 1996 and December 31, 1995 and the nine months period ended September 30,1996 as they are anti-dilutive.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        New Accounting Pronouncements:

        Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company adopted this accounting standard on January 1, 1996. SFAS 123 encourages, but does not require companies to record compensation cost for stock-based employee compensation. The Company has chosen to continue to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

        Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). This pronouncement provides a different method of calculating earnings per share than is currently required by APB 15, Earnings per Share. SFAS No. 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share include no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of any entity similar to fully diluted earnings per share. This pronouncement is effective for fiscal years and interim periods after December 15, 1997; early adoption is not permitted. The Company would have presented a basic earnings per share amount of $.18 per share and a diluted earnings of $.09 per share for the period ending September 30,1997 assuming adoption of this standard.

        Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (SFAS No. 129) issued by the FASB is effective for financial statements ending after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS No. 128. The Company does not expect adoption of SFAS No. 129 to have a material effect, if any, on its financial position or results of operations.

        Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.      Fair Value of Financial Instruments:

        Estimated fair values of the company's financial instruments (all of which are held for nontrading purposes) are as follows:

                                       December 31,             September 30,
                                          1996                      1997
                                          ----                      ----
                                                                 (unaudited)
                                   Carrying       Fair      Carrying       Fair
                                    Amount        Value      Amount        Value

          Cash and short-term
            investments           $  3,972     $  3,972   $  69,478   $   69,478

          Long-term investments     28,781       28,781      33,021       33,021

          Long-term debt           928,941      928,941   2,427,054    2,427,054


        The carrying amount approximates fair value of cash and short-term instruments. For long-term investments, fair values are estimates based on quoted market prices. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similiar remaining maturities.



3.      Accounts Receivable - Trade:

        At December 31, 1996 and September 30, 1997 (unaudited), accounts receivable - trade consist of the following:

                                                       (Unaudited)
                                        December 31,  September 30,
                                           1996           1997
                                           ----           ----

            Contracts in progress       $   731,818   $    2,476,934
            Contracts in progress
              - retention                   115,621          145,000
            Completed contracts           1,708,517        3,097,272
            Completed contracts
              - retention                    60,152          201,123
                                        -----------   --------------
                                          2,616,108        5,920,329
            Less: allowance for
                    doubtful accounts       (69,153)         (69,153)
                                        -----------   --------------
                                          2,546,955        5,851,176
            Less: long-term receivable      (88,478)         (38,915)
                                        -----------   --------------

                                        $ 2,458,477   $    5,812,261
                                        ===========   ==============

        The long-term receivable arose from a litigation settlement on a contract dispute, and is being paid in installments through October, 1999.

4.      Related Party Transactions:

        Accounts Receivable - Trade:

        As of December 31, 1996 and September 30, 1997 (unaudited), accounts receivable - trade include $137,986 due from a related entity.

        Loans Receivable from Related Parties:

        At  December  31,  1996  and  September  30,  1997  (unaudited),   loans
        receivable from related parties consist of the following:

                                                     December 31,  September 30,
                                                        1996           1997
                                                        ----           ----
                                                                    (Unaudited)

        6.5% loan receivable from a corporate
        stockholder,  due in full December 31,
        1997; secured by the Company's
        common stock                                   $75,140       $75,140

        6.5% loan receivable from a corporate
        stockholder,  due in full December 31, 1997;
        secured by the Company's common stock           77,254        77,254

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.      Related Party Transactions: (Continued)

        Loans Receivable from Related Parties: (Continued)

                                                                              December 31,            September 30,
                                                                                 1996                    1997
                                                                                 ----                    ----
                                                                                                       (Unaudited)
        7.0% loan receivable from a corporate stockholder, with sixty (60)
        monthly payments of $3,198, including principal and interest, due in full April 1, 2000; unsecured
        (See Note 9).                                                            192,126                 192,126

        7.0% loan receivable from a corporate stockholder, with sixty (60)
        monthly payments of $791, including principal and interest,
        due in full April 1, 2000; unsecured.                                     67,942                  67,942

        7.0% loan receivable from a corporate stockholder, with sixty (60)
        monthly payments of $2,577, including principal and interest, due in full April 1, 2000; unsecured
        (See Note 9).                                                            149,563                 149,563
                                                                              ----------              ----------
                                                                              $  562,025              $  562,025
                                                                              ==========              ==========

        Based upon the opinion of management of the Company, the above receivables have been classified as long-term in the accompanying financial statements.

        The Company had commenced litigation to collect the $192,126 and $149,563 receivables. A counterclaim was filed by the stockholders alleging wrongful termination. Subsequent to September 30, 1997 the Company entered into a settlement agreement and mutual release whereby all claims of the Company and all counterclaims of such stockholders were dismissed. As a part of such agreement the stockholders agreed to three year non-compete arrangements with the Company. As such, the receivables balance will be converted to covenants not-to-compete and amortized over a three year period.

        Accounts Payable - Related Parties:

        Accounts payable - related parties consist of amounts owed to an officer of the Company and to a related entity.

        Notes Payable - Related Party:

        At December 31, 1996 and September 30, 1997 (unaudited), notes payable related party consists of a $6,000 non-interest bearing note payable to a corporate stockholder, due on demand; unsecured.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.      Contracts in Progress:

        At December 31, 1996 and September 30, 1997, costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:

                                                                              December 31,            September 30,
                                                                                 1996                    1997
                                                                                 ----                    ----
                                                                                                      (Unaudited)
             Costs incurred on uncompleted
               contracts                                                      $1,536,120              $5,723,270
             Profit earned to date                                               299,123               1,894,354
                                                                              ----------              ----------
                                                                               1,835,243               7,617,624
             Less: billings to date                                           (1,770,816)             (5,979,216)
                                                                              ----------              ----------
                                                                              $   64,427              $1,638,408
                                                                              ==========              ==========

        Included in the accompanying balance sheet under the following captions:

                                                                              December 31,            September 30,
                                                                                 1996                    1997
                                                                                 ----                    ----
                                                                                                       (Unaudited)
             Costs and estimated earnings
               in excess of billings on
               uncompleted contracts                                          $  249,546              $1,905,281

             Billings in excess of costs
               and estimated earnings on
               uncompleted contracts                                            (185,119)               (266,873)
                                                                              ----------              ----------
                                                                              $   64,427              $1,638,408
                                                                              ==========              ==========

6.      Property and Equipment:

        At December 31, 1996 and September 30, 1997, property and equipment consists of the following:

                                                                              December 31,            September 30,
                                                                                 1996                    1997
                                                                                 ----                    ----
                                                                                                       (Unaudited)
             Building and land                                                $  373,201              $  373,201
             Furniture and fixtures                                              192,423                 199,205
             Vehicles                                                            296,083                 908,458
             Tools and equipment                                               4,315,676               4,718,506
             Office equipment                                                       -                    259,709
             Leasehold improvements                                               54,812                 199,923
                                                                              ----------              ----------
                                                                               5,232,195               6,659,002
             Less: accumulated depreciation                                   (2,333,140)             (3,421,180)
                                                                              ----------              ----------

                                                                              $2,899,055              $3,237,822
                                                                              ==========              ==========

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.      Investment in Limited Partnership:

        The Company has a 12.475% ownership interest as a limited partner in the Rio Verde Ranch Partnership. The partnership's sole activity is the acquisition and sale of a parcel of raw land which is presently listed for sale. Prior to the sale of the land, the Company will have future annual funding requirements of approximately $4,000 per year due on March 1 of each year through 1998. The investment is recorded at cost, which management believes approximates market.

8.      Notes Payable:

        At December 31, 1996 and September 30, 1997 (unaudited), notes payable consist of the following:

                                                                                       December 31,          September 30,
                                                                                          1996                  1997
                                                                                          ----                  ----
                                                                                                              (Unaudited)
        Note  payable to Wells  Fargo  Bank on a  $1,500,000  revolving  line of credit,  interest  only payable  monthly at Wells Fargo Bank's base rate plus 3%, due March 1, 1997; collateralized by trade accounts receivable, property  and  equipment,  and  personal  guarantees  by  the  Company's officers. The effective interest rate was 11.75% at December 31,
        1996.                                                                          $  578,000            $  338,000

        Mortgage  note payable to Bank of America,  interest at prime plus 2.5%, payable  in  variable  monthly  installments,  including  principal  and interest, due July 15, 2016;
        collateralized by a Deed of Trust.                                                270,975               268,858

        7.4%  note  payable  to Wells  Fargo  Bank in  monthly  installments  of
        $16,513, including principal and interest, due in full on
        March 1, 1997; collateralized by equipment.                                        66,838                  -

        7.38% note  payable  to Wells  Fargo  Bank in  monthly  installments  of
        $1,165,  including  principal and  interest,  due in full on February 1,
        1997; collateralized by
        equipment.                                                                          3,725                  -

        7.94% note  payable  to Wells  Fargo  Bank in  monthly  installments  of
        $4,435, including principal and interest, due in full on April
        15, 1997; collateralized by equipment.                                             17,385                  -

        8.44% note  payable  to Wells  Fargo  Bank in  monthly  installments  of
        $1,491,  including principal and interest,  due in full on May 31, 1997;
        collateralized by
        equipment.                                                                          8,877                  -

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.      Notes Payable: (Continued)

                                                                                       December 31,          September 30,
                                                                                          1996                  1997
                                                                                          ----                  ----
                                                                                                              (Unaudited)
        9.23% note  payable  to Wells  Fargo  Bank in  monthly  installments  of
        $4,816, including principal and interest, due in full on
        August 1, 1997; collateralized by equipment.                                       37,402                  -

        9.23% note  payable  to Wells  Fargo  Bank in  monthly  installments  of
        $1,471, including principal and interest, due in full on
        May 1, 1998; collateralized by equipment.                                          14,200                  -

        10.95% note payable to CIT in monthly installments of $2,512,  including principal and interest, due in full on February 5,
        1997; collateralized by equipment.                                                  3,418                  -

        Note payable to the City of Phoenix in monthly principal installments of
        $2,334 plus interest at 6.9%, until paid in full;
        collateralized by land and building.                                               10,081                10,081

        8.5% note payable to KDC  Financial in monthly  installments  of $2,911, including principal and interest, due in full on
        May 1, 1998; collateralized by equipment.                                          46,464                22,561

        7.9% note  payable  to Case  Credit  Corp.  in monthly  installments  of
        $2,684,  including  principal and interest,  due in full on May 1, 1998;
        collateralized by equipment and a personal guarantee from an officer
        of the Company.                                                                    22,531                10,917

        10% note  payable  to Clark  Credit  Corp.  in monthly  installments  of
        $10,433,  including principal and interest, due in full on September 22,
        1998; collateralized by equipment and a personal guarantee from an
        officer of the Company.                                                           208,851               118,670

        14.5% note  payable to Clark  Credit Corp.  in monthly  installments  of
        $252, including principal and interest, due in full on October 22, 1998;
        collateralized by equipment and a personal guarantee from an officer of
        the Company.                                                                        4,873                 3,047

        10.5% note  payable to Case  Credit  Corp.  in monthly  installments  of
        $6,093,  including  principal and  interest,  due in full on October 16,
        1999; collateralized by
        equipment.                                                                        179,095               136,294

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.      Notes Payable: (Continued)

                                                                                       December 31,          September 30,
                                                                                          1996                  1997
                                                                                          ----                  ----
                                                                                                              (Unaudited)
        8.5% note  payable  to Atlas  Copco in monthly  installments  of $1,823, including principal and interest, due in full on December 1,
        1999; collateralized by equipment.                                                 57,750                44,658

        7.5% note payable to Associates Commercial Corp. in monthly installments of $1,934,  including  principal and interest,  due in full on April 15,
        1998; collateralized
        by equipment.                                                                      29,354                13,204

        6.9% -  8.5%  notes  payable  to  financial  institutions  with  monthly principal  and  interest  payments  from  $1,065 to $6,712,  due in full through April, 2001;
        collateralized by equipment.                                                         -                  398,588

        Note payable to First  Tennessee  Bank on a $800,000  revolving  line of credit,  interest  only  payable  monthly  at prime plus 1%, due June 1,
        1998; collateralized by accounts
        receivable and inventory.                                                            -                  408,339
                                                                                       ----------            ----------
                                                                                        1,559,819             1,773,217
        Less: current portion of notes payable                                         (1,014,986)           (1,122,466)
                                                                                       ----------            ----------

                                                                                       $  544,833            $  650,751
                                                                                       ==========            ==========

        A schedule of future minimum principal payments due on notes payable outstanding, is as follows:

                                                                                       December 31,          September 30,
                  Year Ending                                                             1996                  1997
                  -----------                                                             ----                  ----
                                                                                                             (Unaudited)
                     1997                                                              $1,014,986            $     -
                     1998                                                                 208,765             1,122,466
                     1999                                                                  80,864               203,416
                     2000                                                                   5,826               142,260
                     2001                                                                   6,500                58,286
                 Subsequent                                                               242,878               246,789
                                                                                       ----------            ----------

                                                                                       $1,559,819            $1,773,217
                                                                                       ==========            ==========

In addition, as of September 30, 1997 (Unaudited) the Company has outstanding 8% Convertible Debentures that are convertible into Common Stock at $1.25 per share commencing October 11, 1997. If not converted, the Debentures are due in full in February 1998.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.      Obligations Under Capital Leases:

        At December 31, 1996 and September 30, 1997, the Company was the lessee of construction and office equipment, with an original cost of $741,604, under capital lease agreements expiring through December, 2000.

        Minimum future lease payments under the capital leases for each of the next four (4) years, are as follows:

                                                                                 December 31,           September 30,
                                                                                     1996                  1997
                                                                                     ----                  ----
                 Year Ending                                                                            (Unaudited)
                 -----------
                     1997                                                         $  151,579            $     -
                     1998                                                            123,890               123,890
                     1999                                                            123,890               185,315
                     2000                                                            203,160               185,314
                                                                                  ----------            ----------
        Total minimum lease payments                                                 602,519               494,519

        Less: amount representing interest                                          (108,056)              (74,879)
                                                                                  ----------            ----------
        Present value of net minimum lease
          payments                                                                   494,463               419,640

        Less: current maturities of capital lease
                obligations                                                         (110,355)             (143,332)
                                                                                  ----------            ----------

                                                                                  $  384,108            $  276,303
                                                                                  ==========            ==========

10.     Commitments and Contingencies:

        Operating Leases:

        The Company leases all of its Tennessee facilities under non-cancellable operating leases, expiring through February, 2006. In addition, the Company leases vehicles and office equipment under operating lease agreements, with terms of two (2) to four (4) years. Future minimum lease payments under long-term operating lease agreements are as follows:

                                                                                  December 31,          September 30,
                                                                                     1996                  1997
                                                                                     ----                  ----
                 Year Ending                                                                            (Unaudited)
                 -----------

                     1997                                                         $  132,665            $     -
                     1998                                                             34,474               351,488
                     1999                                                               -                  253,965
                     2000                                                               -                  226,805
                     2001                                                               -                  233,114
                     2002                                                               -                  239,612
                  Subsequent                                                            -                  767,638
                                                                                  ----------            ----------
                                                                                  $  167,139            $2,072,622
                                                                                  ==========            ==========

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.     Commitments and Contingencies: (Continued)

        Operating Leases: (Continued)

        For the years ended December 31, 1996 and 1995, total rent expense approximated $246,186 and $226,972, respectively.

        For the nine month periods ended September 30, 1997 and 1996, total rent expense approximated $276,500 and $184,500, (unaudited) respectively.

        Employment Contracts:

        The Company has entered into employment contracts with three (3) officers through August, 1999, which provide for a minimum annual salary and automobile allowance. In addition, one (1) of the agreements contains incentives based on the Company's attainment of specified levels of sales and earnings. As of December 31, 1996 and September 30, 1997, the total commitment was $1,074,150 and $767,250 (unaudited), respectively.

        Litigation:

        The Company had filed suit against two (2) stockholders and former officers of the Company to collect on unpaid promissory notes owed to the Company. The two stockholders and former officers of the Company had filed a countersuit against the Company alleging certain counterclaims. Subsequent to September 30, 1997, the the Company and such stockholders and former officers entered into a settlement agreement and mutual release whereby all claims of the Company and all counterclaims of such stockholders were dismissed. As a part of such agreement the stockholders agreed to three year non-compete arrangements with the Company. As such, the receivables balance will be converted to covenants not-to-compete and amortized over a three year period.

        The Company is a defendant in a lawsuit filed by a utility company alleging that the Company caused damage to its property. Outside counsel has advised the Company that a favorable outcome is unlikely. Accordingly, a provision for a loss in the amount of $30,000 has been charged to operations in the accompanying financial statements for the year ending December 31, 1996. Subsequent to September 30, 1997, the claim was settled for an amount less than the estimate provision.

11.     Stockholders' Equity:

        Preferred Stock:

        The Series A 9% preferred shares are convertible into common shares at a price equal to a thirty percent (30%) discount from the lower of the average closing bid price of the common stock for the three (3) consecutive trading days prior to (i) the date of subscription of the preferred stock or (ii) the date of the conversion of the preferred stock.

        Series B 4% Preferred are convertible into Common Stock at a price equal to the lower of the Average Stock Price on the date of each monthly subscription installment or the Discounted Average Stock Price on the date of conversion. The "Average Stock Price" is the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the relevant date. The "Discounted Average Stock Price" means (i) 70% of the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the date of conversion into Common Stock if such average of the daily prices is below $3.00 per share or (ii) 75% of the average of such daily prices if the average is above $3.00 per share. For a one year period after issuance of the Series B Preferred the Series B Conversion Price will be the lower of $.75 or 50% of the Average Stock Price. There will be no floor on the Series B Conversion Price if the Company fails to achieve certain gross profits in any two consecutive quarters. The Company may redeem the Series B Preferred, in whole or in part, commencing 60 days after issuance at 150% of the purchase price of $1,000 per share.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.     Stockholders' Equity: (Continued)

        Stock Options, Warrants and Restricted Stock Plans:

        On January 7, 1997, the Board of Directors approved the 1997 International Fibercom, Inc. Stock Option Plan. The Plan authorizes the Company to grant incentive stock options and non-qualified stock options to key employees of the Company. In addition, the Company has adopted the 1997 Restricted Stock Plan. This Plan authorizes the granting of restricted shares of common stock to key employees, consultants, researchers, and members of the Board. Under the above Plans, 1,200,000 shares of common stock are reserved for issuance.

        During the year ended December 31, 1994, the Company adopted the 1994 Incentive Stock Option Plan and the 1994 Restricted Stock Plan. The Plans authorized the granting of restricted shares of common stock and common stock options to key employees, consultants, researchers, and members of the Advisory Board. Under the above Plans, 441,707 shares of common stock were reserved for issuance.

        Following  is a summary of the status of the stock  option  plans during the year ended December 31, 1996 and the nine month period ended September 30, 1997 (unaudited):
                                                                     Weighted
                                                                      Average
                                                     Number          Exercise
                                                   of Options         Price
                                                   ----------         -----

          Outstanding at January 1, 1996              40,000         $  3.50
          Granted in 1996                          1,053,000            1.02
                                                   ---------         -------

          Outstanding at December 31, 1996         1,093,000         $  1.11
          Granted in 1997                            767,200            2.30
                                                   ---------         -------

          Outstanding at September 30, 1997        1,860,200         $  1.60
                                                   =========         =======

                                                              Weighted
                                                               Average
                                                              Remaining
                                                             Contractual
                         Exercise Price       Number            Life
                         --------------       ------            ----

                             $.94             690,000           4.5
                             1.13             463,000           8.6
                             1.47             217,200           4.6
                             3.00             450,000           4.9
                             3.50              40,000           2.6

        All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant. In accordance with accounting for such options utilizing the intrinsic value method, there is no related compensation expense recorded in the Company's financial statements for the years ended December 31, 1996 and 1995 and the nine month periods ended September 30,1997 and 1996. Had compensation cost for stock-based compensation been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net income
        (loss) and earnings (loss) per share for the years ended December 31, 1996 and 1995 and the nine month periods ended September 30,1997 and 1996, would have been reduced to the proforma amounts presented below:

                                December 31,      December 31,    September 30,      September 30,
                                    1996             1997             1997               1996
                                    ----             ----             ----               ----
                                                                  (Unaudited)        (Unaudited)
   Net income (loss)
     As reported                $(4,221,115)      $(2,188,383)     $ 1,266,218        $ (588,549)
     Pro forma                   (4,282,034)       (2,192,671)         826,218          (618,549)

   Primary earnings (loss) per share:
     As reported                $     (0.74)      $     (0.50)     $      0.10        $    (0.13)
     Pro forma                        (0.75)            (0.50)            0.06             (0.14)

   Fully diluted earnings (loss) per share:
     As reported                $      --         $       --       $      0.09        $    --
     Pro forma                         --                 --              0.05             --

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.     Stockholders' Equity: (Continued)

        Stock Options, Warrants and Restricted Stock Plans: (Continued)

        The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1997 (unaudited), 1996 and 1995, expected life of options of 1-3 years, expected volatility of 70%, risk-free interest rates of 8.0%, and a 0% dividend yield. The weighted average fair value at date of grant for options granted during 1997 (unaudited), 1996 and 1995 approximated $.50, $.06 and $.11, respectively.

        The Company issued 1,302,480 Public Warrants in connection with its 1994 public offering. Such Public Warrants are exercisable to purchase one share of Common Stock at $5.50 until June 5, 1998. The Public Warrants may be redeemed by the Company upon 30 days' written notice at $.10 per Warrant, provided that the closing bid quotations of the Common Stock have averaged at least $8.10 per share for any 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice. As of September 30, 1997 none of the Warrants have been exercised.

        The Company also issued 378,443 Series A Warrants in connection with the Company's 1996 private placement of Series A Preferred. The Series A Warrants are exercisable to purchase 378,443 shares of Common Stock at a price of $.82 per share. The Series A Warrants are exercisable until May, 2001. As of September 30, 1997 none of the Warrants have been exercised.

        In connection with its 1994 public offering of shares of Common Stock and Public Warrants, the Company also sold to the underwriter of such offering, at nominal consideration, Underwriter's Warrants exercisable to purchase 120,000 shares of Common Stock at $8.10 per share of Common Stock and 120,000 Underwriter's Underlying Warrants at $.15 per
        Underwriter's  Underlying  Warrant,  for a total of 240,000 shares.  The
        Underwriter's Underlying Warrants are exercisable at a price of $7.15 per share and will expire August 11, 1999. The Underwriter's Warrants were exercisable commencing August 12, 1995 and continuing for four years thereafter. As of September 30, 1997 none of the Warrants have been exercised.

        In connection with its 1997 private placement of Series B Preferred, the Company issued 700,000 Series B Warrants. The Series B Warrants are exercisable to purchase one share of Common Stock at varying exercise prices depending on the tranche. The exercise price for Warrants issued with Tranche 1 is $2.25 per share and are exercisable until March 2002, the exercise price for Warrants issued with Tranche 2 is $2.50 per share and are exercisable until April 2002 and the exercise price for Warrants issued with Tranche 3 is $3.00 per share and are exercisable until May 2002. As of September 30, 1997 none of the Warrants have been exercised.

        On November 5, 1996, the Company entered into a twenty-five (25) month consulting agreement to assist the Company with investor communications and relations. In consideration of the Agreement, the Company granted its consultant a four (4) year option to purchase 1,900,000 shares of the Company's common stock, exercisable at $1.12 per share, which equalled the market price at the grant date. The Company has determined that the value of the services to be received under this agreement is $105,000, which is being amortized over the term of the agreement. The options become exercisable on January 1, 1998.

        In June, 1996, the Company entered into an agreement with a securities broker-dealer to provide its services to seek potential acquisitions. In consideration for the agreement, the Company granted the broker-dealer warrants to purchase 300,000 shares of the Company's common stock for a period of three (3) years. There are 150,000 warrants exercisable at two dollars ($2) per share, and 150,000 warrants exercisable at four dollars ($4) per share, with a weighted average exercise price of three dollars ($3) per share. The Company has determined that the value of the services to be received under this agreement is $5,000, which is being amortized over the term of the agreement. As of December 31, 1996, none of the warrants had been exercised.

12.     Income Taxes and Deferred Income Taxes:

        There is no provision for income taxes payable for tax reporting purposes due to net operating losses for the years ended December 31, 1996 and 1995, and for the nine month period ended September 30, 1996. For the period ended September 30, 1997, there is no provision for income taxes due to the utilization of net operating loss carryforwards in the approximate amount of $450,000.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.     Income Taxes and Deferred Income Taxes: (Continued)

        As of December 31, 1996 and September 30, 1997 (unaudited), the components of deferred income taxes, are as follows:

                                                                                 December 31,           September 30,
                                                                                     1996                   1997
                                                                                     ----                   ----
                                                                                                         (Unaudited)
        Long-Term
          Depreciation                                                           $  (280,000)           $ (300,000)
          Benefit of net operating loss
            carryforward                                                           1,500,000             1,050,000
                                                                                 -----------            ----------
                                                                                   1,220,000               750,000
          Less: valuation allowance                                               (1,220,000)             (750,000)
                                                                                 -----------            ----------
             Total Deferred Taxes                                                $      -               $     -
                                                                                 ===========            ==========

        The Company has established a valuation allowance equal to the full amount of the deferred tax asset as a result of its recent operating losses.

        At December 31, 1996 and September 30, 1997 (unaudited), the Company had federal and state net operating loss carryforwards in the approximate amounts of $4,300,000 and $3,850,000, respectively, available to offset future federal and state taxable income primarily through December 31, 2011.

13.     Provision for Doubtful Accounts:

        Included in the provision for doubtful accounts expense in the amount of $387,952 for the year ended December 31, 1995, is approximately $350,000 which the Company incurred for development costs and progress billings on various projects with the Government of Romania, Ministries of Transport and Communications, and the Credit Bank of Romania. It is management's belief that this relationship, which is primarily for fiber-optic engineering and installation with Romania, will eventually be realized. However, the receivable has been written off as of December 31, 1995 due to the lack of financial performance over the last year on the part of the Government of Romania.

14.     Major Customers:

        For the year ended December 31, 1996, the Company had three (3) major customers representing 45%, 12%, and 10% of revenues, respectively. At December 31, 1996, the amount due from the three (3) customers included in accounts receivable was $1,186,713.

        For the year ended December 31, 1995, the Company had five (5) major customers representing 24%, 15%, 13%, 12%, and 11% of revenues, respectively.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.     Major Customers: (Continued)

        For the nine month period ended September 30, 1997 (unaudited), the Company had one (1) major customer representing 32%, of revenues. At September 30, 1997 (unaudited), the amount due from the customer included in accounts receivable was approximately $2,230,000.

        For the nine month period ended September 30, 1996 (unaudited), the Company had three (3) major customers representing 44%, 11%, and 10% of revenues, respectively.

15.     Statements of Cash Flows:

        Non-Cash Investing and Financing Activities:

        During the year ended December 31, 1996, the Company recognized investing and financing activities that affected its assets, liabilities, and stockholders' equity, but did not result in cash receipts or payments.
        These non-cash activities are as follows:

           Financed the purchase of construction equipment in the amount of $288,138, through the issuance of notes payable.

           Goodwill was written off in the amount of $2,677,490.

           Converted 1,328 shares of preferred stock in the amount of $1,108,744 into 1,821,257 shares of common stock.

           Issued 155,470 shares of common stock valued at $171,303, as a preferred stock dividend.

           Accrued interest on loans receivable from related parties, in the amount of $13,746 was added to the principal balance.

           Issued common stock options and warrants for services rendered in the cumulative amount of $110,000 (See Note 10).

        During the year ended December 31, 1995, the Company recognized investing and financing activities that affected its assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:

           Financed the purchase of construction and office equipment in the amount of $1,080,627, through the issuance of notes payable and capital leases.

           Issued 2,750 shares of preferred stock for a $2,373,500 subscription receivable, and accrued costs in relation to the offering of $77,118.

           Accrued interest on loans receivable from related parties, in the amount of $46,855 was added to the principal balance.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.     Statements of Cash Flows: (Continued)

        Non-Cash Investing and Financing Activities: (Continued)

        During the nine month period ended September 30, 1997, the Company recognized investing and financing activities that affected its assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:

           Financed the purchase of equipment in the amount of $430,000 through the issuance of notes payable.

           Financed the purchase of Concepts in Communication, Incorporated through the issuance of preferred stock, and convertible debentures, and a note payable in the approximate amount of $4,500,000.

           Issued common stock as payment for debt in the amount of $202,708.

           Issued 67,057 shares of common stock valued at $148,063 as a preferred stock dividend.

16.     Unaudited Proforma Condensed Consolidated Financial Statements:

        The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by International FiberCom, Inc. of Southern Communications Products, Inc. pursuant to the Asset Purchase and Sale Agreement between the parties, and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

        The pro forma financial information is based on the purchase method of accounting for the acquisition of Southern Communications Products, Inc. The pro forma entries are described in the accompanying footnotes to the unaudited pro forma condensed consolidated financial statements. The pro forma unaudited condensed consolidated statements of operations assume the acquisition took place on the first day of the period presented, while the unaudited proforma condensed consolidated balance sheet assumes the acquisition took place on the balance sheet date.

        Acquisition:

        Effective October 1, 1997, International FiberCom, Inc., acquired Southern Communications Products, Inc., a privately-held Marianna, Florida based company. Under the terms of the agreement, the Company acquired all of the assets and liabilities of Southern Communications Products, Inc. for approximately $21.4 million, comprised of $12 million in cash, $6.2 million in common stock, and $3.2 million in a promissory note.

                   INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARY
            PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                               September 30, 1997

Pro forma Financial Information:

The following represents a pro forma condensed  consolidated balance sheet as of
September   30,  1997,   assuming   the   Company's   acquisition   of  Southern
Communications Products, Inc. was consummated as of that date.

                                                               ASSETS

                                              International
                                                FiberCom,              Southern                                Proforma
                                                Inc. and           Communications,        Proforma           Consolidated
                                              Subsidiaries          Products, Inc.      Adjustments            Amounts
                                              ------------          --------------      -----------            -------
Current Assets:
   Cash                                       $    69,478          $   671,477          $(12,000,000) (2)    $ 2,135,955
                                                                                          13,395,000  (1)
   Accounts receivable, net                     5,968,167              741,040                                 6,709,207
   Inventory                                      621,686            1,608,329                                 2,230,015
   Other current assets                           215,182                 -                                      215,182
   Costs and estimated earnings
     in excess of uncompleted
     contracts                                  1,905,281                 -                                    1,905,281
                                              -----------          -----------                               -----------

        Total Current Assets                    8,779,794            3,020,846                                13,195,640

Property and Equipment, Net                     3,237,822              354,714                                 3,592,536
Loans Receivable from Related Parties             562,025                 -                                      562,025
Other Assets, Net                                 236,969                  633                                   237,602
Goodwill, Net                                   1,555,103                 -               18,394,752  (2)     19,949,855
                                              -----------          -----------                               -----------

        Total Assets                          $14,371,713          $ 3,376,193                               $37,537,658
                                              ===========          ===========                               ===========

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Long-term debt - current portion           $ 1,271,803          $      -                                  $ 1,271,803
   Accounts payable                             2,048,522              175,060                                 2,223,582
   Accrued expenses                             1,342,605              195,885                                 1,538,490
   Billings in excess of costs
     and estimated earnings on
       uncompleted contracts                      266,873                 -                                      266,873
                                              -----------          -----------                               -----------

        Total Current Liabilities               4,929,803              370,945                                 5,300,748

Long-Term Liabilities:
   Long-term debt                                 927,054                 -                                    4,127,054
   Convertible debentures                       1,500,000                 -                                    1,500,000

Stockholders' Equity                            7,014,856            3,005,248            3,200,000  (2)      26,609,856
                                                                                         13,395,000  (1)
                                                                                          6,200,000  (2)
                                                                                         (3,005,248) (2)
                                              -----------          -----------                               -----------
        Total Liabilities and
          Stockholders' Equity                $14,371,713          $ 3,376,193                               $37,537,658
                                              ===========          ===========                               ===========

(1) Record the issuance of 2,700,000 shares of common stock sold in a private placement to raise the funds for the acquisition.

(2) Record the purchase for $12 million cash, $3.2 million promissory note, and $6.2 million in common stock.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      For The Year Ended December 31, 1996

Proforma Consolidated Financial Statements:

The following represents proforma condensed statements of operations for the year ended December 31, 1996, assuming the acquisition of Concepts In Communications, Incorporated and Southern Communications Products, Inc. was consummated as of January 1, 1996.

                                International
                                  FiberCom,         Concepts In          Southern                              Proforma
                                  Inc. and         Communications,     Communications     Proforma           Consolidated
                                 Subsidiaries       Incorporated (1)   Products, Inc.     Adjustments          Amounts
                                 ------------       ------------       --------------     -----------          -------
Contract Revenues               $12,161,263        $14,426,376         $15,566,050                           $42,153,689

Cost of Contract Revenues       (11,387,706)       (10,610,612)         (4,483,609)                          (26,481,927)
                                -----------        -----------         -----------                           -----------
Gross Profit                        773,557          3,815,764          11,082,441                            15,671,762

General and Administrative
  Expenses                       (2,261,694)        (2,931,202)         (1,552,120)       $(1,334,803) (2)    (8,079,819)

Goodwill Impairment              (2,677,490)              -                   -                               (2,677,490)
                                -----------        -----------         -----------                           -----------

Income (Loss) from Operations    (4,165,627)           884,562           9,530,321                             4,914,453

Other Income (Expense):             115,815            (57,400)             47,467           (376,000) (3)      (270,118)
                                -----------        -----------         -----------                           -----------
Net Income (Loss) before
  Benefit for Income Taxes       (4,049,812)           827,162           9,577,788                             4,644,335

Benefit (Provision) for
  Income Taxes                         -              (324,066)         (3,831,115)         2,297,451  (4)    (1,857,730)
                                -----------        -----------         -----------                           -----------
Net Income (Loss)                (4,049,812)           503,096           5,746,673                             2,786,605

Preferred Stock Dividends          (171,303)              -                   -              (132,000)  (3)     (303,303)
                                -----------        -----------         -----------                           -----------
Net Income (Loss) Attribu-
  table to Common
  Stockholders                  $(4,221,115)       $   503,096         $ 5,746,673                           $ 2,483,302
                                ===========        ===========         ===========                           ===========
Earnings (Loss) per Share
   Primary                      $     (0.74)                                                                 $       .17
                                ===========                                                                  ===========
   Fully Diluted                     N/A                                                                     $       .17
                                ===========                                                                  ===========
Weighted Average Number of
   Shares Outstanding
   Primary                        5,716,600                                                                   16,348,266
                                ===========                                                                  ===========

   Fully Diluted                     N/A                                                                      16,348,266
                                ===========                                                                  ===========

(1) To present pro forma activity of Concepts in Communication, Incorporated acquired effective January 1, 1997.

(2) To  amortize   goodwill  in   connection   with  the  purchase  of  Southern
    Communications Products, Inc. on a straight-line basis over fifteen years.

(3) To record interest on the convertible subordinated debentures, the note payable, and the dividend on the preferred stock issued to fund the acquisitions.

(4) To revise the provision for income taxes based on the foregoing proforma results of operations.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
               For The Nine Month Period Ended September 30, 1997

Proforma Consolidated Financial Statements:

The following represents proforma condensed statements of operations for the nine month period ended September 30, 1997, assuming the acquisition of Southern Communications Products, Inc. was consummated as of January 1, 1997.

                                                    International
                                                      FiberCom,             Southern                                 Proforma
                                                      Inc. and           Communications,        Proforma           Consolidated
                                                     Subsidiaries        Products, Inc.       Adjustments            Amounts
                                                     ------------        --------------       -----------            -------
                                                      (Unaudited)

Contract Revenues                                   $20,362,396          $ 8,486,849                               $28,849,245

Cost of Contract Revenues                           (15,779,368)          (2,755,785)                              (18,535,153)
                                                    -----------          -----------                               -----------
Gross Profit                                          4,583,028            5,731,064                                10,314,092

General and Administrative Expenses                  (3,294,137)          (1,191,856)         $  (920,000)  (1)     (5,405,993)
                                                    -----------          -----------                               -----------

Income from Operations                                1,288,891            4,539,208                                 4,908,099

Other Income (Expense):                                 125,390               17,741              (190,000) (2)        (46,869)
                                                    -----------          -----------                               -----------
Net Income before Provision
  for Income Taxes                                    1,414,281            4,556,949                                 4,861,230

Benefit (Provision) for Income Taxes                       -              (1,822,780)             (121,720) (3)     (1,944,500)
                                                    -----------          -----------                               -----------
Net Income                                            1,414,281            2,734,169                                 2,916,730

Preferred Stock Dividends                              (148,063)                -                                     (148,063)
                                                    -----------          -----------                               -----------
Net Income Attributable to
  Common Stockholders                               $ 1,266,218          $ 2,734,169                               $ 2,768,667
                                                    ===========          ===========                               ===========

Earnings per Share:
   Primary (4)                                      $       .10                                                    $       .14
                                                    ===========                                                    ===========
   Fully Diluted                                    $       .09                                                    $       .13
                                                    ===========                                                    ===========

Weighted Average Number of
  Shares Outstanding
   Primary                                           14,437,109                                                     19,536,770
                                                    ===========                                                    ===========
   Fully Diluted                                     15,860,068                                                     20,959,729
                                                    ===========                                                    ===========

(1) To amortize goodwill in connection with the purchase of Concepts In Communications, Incorporated on a straight-line basis over fifteen years.

(2) To revise the provision for income taxes based on the foregoing proforma results of operations.

(3) To record interest on the convertible subordinated debentures and the dividend on the preferred stock issued to fund the acquisition.

(4) If presented in accordance with Statements of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS No. 128), the Company would have reported basic earnings per share of $.22 on a pro forma basis for the nine month period ended September 30, 1997.

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------



To The Stockholders and Board of Directors of
Southern Communications Products, Inc.


We have audited the accompanying balance sheets of Southern Communications Products, Inc. as of September 30, 1997 and December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the nine month period ended September 30, 1997 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Communications Products, Inc. as of September 30, 1997 and December 31, 1996, and the results of its operations, changes in stockholders' equity, and its cash flows for the nine month period ended September 30, 1997, and for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


Semple & Cooper, LLP
Certified Public Accountants

November 20, 1997

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                  December 31,     September 30,
                                                     1996               1997
                                                     ----               ----

Current Assets:
   Cash and cash equivalents (Notes 1 and 2)        $2,524,314       $  671,477
   Accounts receivable - trade, net (Notes 1 and 7)    632,874          741,040
   Loan receivable - current portion (Note 3)            8,001             --
   Inventory, net (Notes 1 and 4)                      935,000        1,608,329
                                                    ----------       ----------

        Total Current Assets                         4,100,189        3,020,846

Property and Equipment, net (Notes 1 and 5)            327,155          354,714

Other Assets:
   Loan receivable, less current portion (Note 3)       38,551             --
   Refundable deposits                                     633              633
                                                    ----------       ----------

        Total Assets                                $4,466,528       $3,376,193
                                                    ==========       ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable (Note 7)                        $  547,917       $  175,060
   Accrued expenses                                     16,108           10,682
   Accrued dividends                                      --            185,203
                                                    ----------       ----------

        Total Current Liabilities                      564,025          370,945
                                                    ----------       ----------

Commitments and Contingencies (Note 6)                    --               --


Stockholders' Equity:
   Common stock, $1 par value; 7,500 shares authorized;
     2,000 shares issued and outstanding                 2,000            2,000
   Retained earnings                                 3,900,503        3,003,248
                                                    ----------       ----------

        Total Stockholders' Equity                   3,902,503        3,005,248
                                                    ----------       ----------

        Total Liabilities and Stockholders' Equity  $4,466,528       $3,376,193
                                                    ==========       ==========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                             STATEMENT OF OPERATIONS

                                                  December 31,     September 30,
                                                     1996              1997
                                                     ----              ----

Revenues                                          $15,566,050       $ 8,486,849

Cost of Revenues                                    4,483,609         2,755,785
                                                  -----------       -----------

Gross Profit                                       11,082,441         5,731,064

General and Administrative Expenses                 1,552,120         1,191,856
                                                  -----------       -----------

Income from Operations                              9,530,321         4,539,208
                                                  -----------       -----------

Other Income (Expense):
   Interest income                                     47,317            40,736
   Gain (loss) on sale of fixed assets                    150           (22,995)
                                                  -----------       -----------

                                                       47,467            17,741
                                                  -----------       -----------

Net Income before Pro Forma Income Taxes            9,577,788         4,556,949

Pro Forma Income Taxes (unaudited) (Note 10)        3,831,115         1,822,780
                                                  -----------       -----------

Pro Forma Net Income (unaudited)                  $ 5,746,673       $ 2,734,169
                                                  ===========       ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                           Common Stock
                           -------------                              Total
                        Shares                      Retained       Stockholders'
                        Issued      Amount          Earnings          Equity
                        ------      ------          --------          ------

Stockholders'
  equity,
  December 31,
  1995                  2,000       $2,000       $ 1,405,879        $ 1,407,879

Dividends paid           --           --          (7,083,164)        (7,083,164)

Net income for
  the year ended
  December 31,
  1996                   --           --           9,577,788          9,577,788
                        -----       ------       -----------        -----------
Stockholders'
  equity,
  December 31,
  1996                  2,000        2,000         3,900,503          3,902,503

Dividends paid           --           --          (5,454,204)        (5,454,204)

Net income for
  the nine month
  period ended
  September 30,
  1997                   --           --           4,556,949          4,556,949
                        -----       ------       -----------        -----------
Stockholders'
  equity,
  September 30,
  1997                  2,000       $2,000       $ 3,003,248        $ 3,005,248
                        =====       ======       ===========        ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                             STATEMENT OF CASH FLOWS

                                                    December 31,   September 30,
                                                       1996            1997
                                                       ----            ----

Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
   Cash received from customers                     $ 15,959,151   $ 8,378,683
   Cash paid to suppliers and employees               (6,817,062)   (4,975,144)
   Interest received                                      47,317        40,736
                                                    ------------   -----------

        Net cash provided by operating activities      9,189,406     3,444,275
                                                    ------------   -----------

Cash flows from investing activities:
   Collection of loan receivable                           3,448         4,292
   Disbursement for loan receivable                      (50,000)         --
   Purchase of property and equipment                   (113,102)     (109,448)
   Proceeds from sale of fixed assets                      6,390        26,825
                                                    ------------   -----------

        Net cash used by investing activities           (153,264)      (78,331)
                                                    ------------   -----------

Cash flows from financing activities:
   Dividends paid                                     (7,083,164)   (5,218,781)
                                                    ------------   -----------

        Net cash used by financing activities         (7,083,164)   (5,218,781)
                                                    ------------   -----------

Net increase (decrease) in cash and cash equivalents   1,952,978    (1,852,837)

Cash and cash equivalents at beginning of period         571,336     2,524,314
                                                    ------------   -----------

Cash and cash equivalents at end of period          $  2,524,314   $   671,477
                                                    ============   ===========

Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:

Net Income                                          $  9,577,788   $ 4,556,949
                                                    ------------   -----------
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                          61,250        24,109
    (Gain) loss on sale of fixed assets                     (150)       22,995

Changes in Assets and Liabilities:
    Accounts receivable                                  393,101      (108,166)
    Inventory                                           (199,167)     (673,329)
    Refundable deposits                                     (145)         --
    Accounts payable                                    (654,166)     (372,857)
    Accrued expenses                                      10,895        (5,426)
                                                    ------------   -----------

                                                        (388,382)   (1,112,674)
                                                    ------------   -----------

Net Cash Provided by Operating Activities           $  9,189,406   $ 3,444,275
                                                    ============   ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

        Nature of Corporation:

        Southern Communications Products, Inc. (the Company) is a Corporation which was duly formed and organized under the laws of the State of Florida on December 20, 1994. Prior to that time, the Company operated as a sole proprietorship. The Company's principal business purpose is to sell surplus new and used telephone equipment to telephone service providers and other vendors throughout the United States. Effective October 1, 1997, the business was sold to International FiberCom, Inc.

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Interim Financial Information:

        The interim financial statements for the nine month period ended September 30, 1996 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim period. The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of the results for the entire year.

        Cash and Cash Equivalents:

        Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

        Accounts Receivable:

        Accounts receivable represent amounts billed but uncollected for sales of telephone equipment.

        The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable. For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, no allowance has been established for potentially uncollectible accounts receivable, as management believes that all accounts are fully collectible.

        Inventory:

        Inventory, composed of new and used telephone equipment, is stated at the lower of cost (weighted average method) or market. The Company periodically reviews its inventory and makes a provision for damaged or obsolete inventory.

        Property and Equipment:

        Property and equipment are recorded at cost. Depreciation is provided for on the straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. The estimated useful lives for asset classifications, are as follows:

                 Furniture and fixtures                           5-7 years
                 Machinery and equipment                          5-7 years
                 Vehicles                                           5 years
                 Leasehold improvements                         10-15 years
                 Buildings                                         39 years

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Income Taxes:

        For federal tax reporting purposes, the Company operates as a Sub-chapter S Corporation. As such, all taxable income and available tax credits are passed from the corporate entity to the individual stockholders. It is the responsibility of the individual stockholders to report the taxable income and related tax credits, if any, and to pay any resulting income taxes. Therefore, as of September 30, 1997 and December 31, 1996, there were no provisions made for federal or state income taxes payable.

2.      Concentration of Credit Risk:

        The Company maintains cash and cash equivalents at two (2) financial institutions. Deposits not to exceed $100,000 at each financial institution are insured by the Federal Deposit Insurance Corporation. For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, the Company had uninsured cash and cash equivalents in the approximate amounts of $490,500 and $2,284,000, respectively.

3.      Loan Receivable:

        At December 31, 1996, the loan receivable consists of the following:

        8% loan  receivable  from a former  employee in monthly  installments of
        $1,014, including principal and interest, due August, 2001;
        unsecured.                                                                                             $   46,552

        Less: current portion of long-term loan receivable                                                         (8,001)
                                                                                                               ----------

                                                                                                               $   38,551
                                                                                                               ==========

        A schedule of future minimum principal payments due from the loan receivable outstanding at December 31, 1996, is as follows:

                        Year Ending
                       December 31,                              Amount
                       ------------                              ------

                           1997                              $    8,001
                           1998                                   9,422
                           1999                                  10,204
                           2000                                  11,052
                           2001                                   7,873
                                                             ----------

                                                             $   46,552
                                                             ==========
4.      Inventory:

        At September 30, 1997 and December 31, 1996, inventory consists of the following:

                                                                                        December 31,           September 30,
                                                                                           1996                    1997
                                                                                           ----                    ----

           New and used telephone equipment                                             $ 1,984,912            $ 3,164,331
           Less: allowance for obsolete
                   inventory                                                             (1,049,912)            (1,556,002)
                                                                                        -----------            -----------
                                                                                        $   935,000            $ 1,608,329
                                                                                        ===========            ===========

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

4.      Inventory: (Continued)

        The allowance for obsolete inventory is based on management's best estimate. Due to the market that the Company operates in, it is reasonably possible that this estimate may change within one year.

5.      Property and Equipment:

        At September 30, 1997 and December 31, 1996, property and equipment consist of the following:
                                                December 31,     September 30,
                                                   1996             1997
                                                   ----             ----

             Furniture and fixtures             $   51,151       $   65,922
             Machinery and equipment                11,160           28,414
             Vehicles                               90,669             -
             Leasehold improvements                149,209          226,633
             Buildings                             119,333          119,333
                                                ----------       ----------
                                                   421,522          440,302
             Less: accumulated
                     depreciation                  (94,367)         (85,588)
                                                ----------       ----------

                                                $  327,155       $  354,714
                                                ==========       ==========

6.      Commitments and Contingencies:

        Operating Leases:

        The Company leases office space and equipment under operating lease agreements, with terms of three (3) to four (4) years. Future minimum lease payments under long-term operating lease agreements at September 30, 1997 and December 31, 1996, are as follows:

                                              Year Ending           Year Ending
                          Year               December 31,           September 30
                          ----               ------------           ------------

                          1997               $    9,133             $     -
                          1998                    5,474                  9,133
                          1999                      732                    987
                                             ----------             ----------

                                             $   15,339             $   10,120
                                             ==========             ==========

        The   Company   also  leases   office  and   warehouse   facilities   on
        month-to-month terms from the stockholders of the Company.

        For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, rent expense totalled $83,707 and $23,907, respectively.

7.      Major Customers and Vendors:

        For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, the Company had two (2) major customers representing the following percentages of revenues: twenty-three percent (23%) and twenty-two percent (22%); and eleven percent (11%) and ten percent (10%), respectively. At September 30, 1997 and December 31, 1996, the amounts due from the two (2) customers included in accounts receivable totalled $2,049 and $176,043, respectively.

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

7.      Major Customers and Vendors: (Continued)

        For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, the Company had three (3) and two (2) major vendors representing the following percentages of total purchases: fourteen percent (14%), twelve percent (12%) and thirty-five percent (35%); forty-eight percent (48%) and twenty-three percent (23%), respectively. At September 30, 1997 and December 31, 1996, the amounts due to the three and two vendors included in accounts payable were $35,700 and $94,492, respectively.

8.      Fair Value of Financial Instruments:

        The carrying amounts of financial instruments including accounts receivable, loans receivable, and other current maturities of accounts payable and accrued expenses, approximate fair value because of their short maturity.

9.      Statements of Cash Flows:

        During the nine month period ended September 30, 1997, the Company recognized financing activities that affected assets and stockholders' equity, but did not result in cash payments. For the nine month period ended September 30, 1997, these non-cash activities are as follows:

           The Company paid dividends to the stockholder in the amount of $42,260 through the transfer of a loan receivable to the stockholder individually.

           The Company paid dividends to the stockholder in the amount of $7,960 through the transfer of a vehicle at net book value to the stockholder individually.

           The  Company   accrued   dividends  of   $185,203,   payable  to  the
           stockholder.

10.     Subsequent Events:

        Pending Sale:

        Effective October 1, 1997, the Company sold one hundred percent (100%) of the assets and liabilities of the business to International FiberCom, Inc., an Arizona publicly-traded Corporation. The accompanying statements of operations present pro forma income tax expense and pro forma net income, representing the effect the change in the status from an S corporation to a C corporation would have on earnings as if the acquisition had occurred prior to September 30, 1997.

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date of this Prospectus.

---------------

                                TABLE OF CONTENTS

                                                    Page
Available Information..........................         3
Incorporation by Reference.....................         3
Prospectus Summary.............................         4
Risk Factors...................................        10
Determination of Offering Price................        17
Market for Common Equity and
 Related Stockholder Matters...................        17
Selected Consolidated Financial Data...........        18
Management's Discussion and Analysis...........        20
Business.......................................        27
Management.....................................        36
Executive Compensation.........................        38
Certain Relationships and Related
 Transactions..................................        38
Limitation of Liability and
 Indemnification Matters.......................        39
Security Ownership of Certain
 Beneficial Owners and Management..............        40
Selling Shareholders...........................        42
Plan of Distribution...........................        46
Description of Securities......................        47
Legal Matters..................................        51
Experts........................................        52
Financial Statements...........................       F-1

================================================================================

================================================================================



                                 INTERNATIONAL
                                 FIBERCOM, INC.









                               12,752,317 Shares
                                  no par value








                                   PROSPECTUS






                               January ____, 1998



================================================================================

                                    PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

ARTICLE XII of the Articles of Incorporation of the Registrant provides as follows:

         The Corporation shall indemnify any person against expenses, including without limitation, attorney's fees, judgements, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, to the extent that, such indemnification is specifically permitted and provided for by the laws of the State of Arizona as then in effect.

ARTICLE XII of the Bylaws of the registrant provide as follows:

         12.01 Indemnification. To the full extent permitted by Arizona law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

Section 10-202(B)(1) and Chapter 8, Article 5 (Section 10-850 et seq.) of the General Corporation Law of Arizona, as amended, apply to registrant and provide as follows:

Section 10-202(B). The articles of incorporation shall set forth:

         1. If elected by the incorporators, a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for any of the following:

                  (a) The amount of any financial benefit received by a director to which the director is not entitled.

                  (b) An intentional infliction of harm on the corporation or the shareholders.

                  (c) A violation of Section 10-833.

                  (d) An intentional violation of criminal law.

         As indicated above, the Registrant has included in its Articles of Incorporation a provision limiting director liability in accordance with the statute.

Chapter 8 -- Directors and Officers, Article 5 -- Indemnification.

Section 10-850. Definitions

1. "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased on consummation of the transaction.

2. "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. Director includes the estate or personal representative of a director.

3. "Expenses" includes attorney fees and all other costs and expenses reasonably related to a proceeding.

4. "Liability" means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and includes obligations and expenses than have not yet been paid by the indemnified person but that have been or may be incurred.

5. "Official capacity" means, if used with respect to a director, the office of director in a corporation and, if used with respect to an individual other than a director, as contemplated in Section 10-856, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

6. "Outside director" means a director who, when serving as a director, was not an officer, employee or holder of more than five per cent of the outstanding shares of any class of stock of the corporation.

7. "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

8. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 10-851. Authority to indemnify

A. Except as provided in subsection D of this section and in Section 10-854, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist:

         1.  The individual's conduct was in good faith

         2. The individual reasonably believed:

                  (a) In the case of conduct in an official capacity with the corporation, that the conduct was in its best interests.

                  (b) In all other cases, that the conduct was at least not opposed to its best interests.

         3. In the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful

B. A director's conduct with respect to an employee benefit plan for a purpose reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of subsection A, paragraph 2, subdivision (a) of this section.

C. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section.

D. A corporation may not indemnify a director under this section either:

         1. In connection with a proceeding by or in the right of corporation in which the director was adjudged liable to the corporation.

         2. In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

E. Indemnification permitted under this section in connection with a proceeding by or in right of the corporation is limited to reasonable expenses incurred during the proceeding.

Section 10-852. Mandatory indemnification

A. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

B. Unless limited by its articles of incorporation, Section 10-851, subsection D or subsection C of this section, a corporation shall indemnify an outside director against liability. Unless limited by its articles of incorporation or subsection C of this section, a corporation shall pay an outside director's expenses in advance of a final disposition of the proceeding, if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10-851, subsection A and the director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. The undertaking required by this subsection is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

         C. A corporation shall not provide the indemnification or advance payment of expenses described in subsection B if this section if a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in Section 10-851, subsection A, and a court of competent jurisdiction does not otherwise authorize payment of indemnification or expenses under subsection B of this section for more than sixty days after a request is made unless ordered to do so by a court of competent jurisdiction.

Section 10-853. Advance for expenses

A. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the following conditions exist:

         1. The director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10-851.

         2. The director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

         3. A  determination  is made that the facts then known to those  making
         the  determination  would  not  preclude   indemnification  under  this
         article.

B. The undertaking required by subsection A, paragraph 2 of this section is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

C. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 10-855.

D. This section does not apply to the advancement of expenses to or for the benefit of an outside director. Advances to outside directors shall be made pursuant to Section 10-852.

Section 10-854. Court ordered indemnification

Unless the corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving notice the court considers necessary may order indemnification if it determines either:

         1. The director is entitled to mandatory indemnification under Section 10-852, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification.

         2. The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 10-851 or was adjudged liable as described in Section 10-851, subsection D, but if the director was adjudged liable under Section 10-851, subsection D, indemnification is limited to reasonable expenses incurred.

Section 10-855. Determination and authorization of indemnification

A. A corporation may not indemnify a director under Section 10-851 unless authorized in the specific case after determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 10-851.

B. The determination shall be made either:

         1. By the board of directors by a majority vote of the directors not at the time parties to the proceeding.

         2. By special legal counsel:

                  (a) Selected by majority vote of the disinterested directors.

                  (b) If there are no disinterested directors, selected by majority vote of the board.

         3. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

C. Neither special legal counsel nor any shareholder has any liability whatsoever for the determination made pursuant to this section. In voting pursuant to subsection B of this section, directors shall discharge their duty in accordance with Section 10-830.

D. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection B, paragraph 2 of this section to select counsel.

Section 10-856. Indemnification of officers, employees and agents

Unless a corporation's articles of incorporation provide otherwise:

         1. An officer of the corporation who is not a director is entitled to mandatory indemnification against liability under Section 10-852 and is entitled to apply for court ordered indemnification against liability under Section 10-854, in each case to the same extent as a director.

         2. The corporation may indemnify against liability and advance expenses under this article to an officer, employee or agent of the corporation who is not a director to the same extent as to a director.

         3. A corporation may also indemnify against liability and advance expenses to an officer, employee or agent to the extent, consistent with public policy, that indemnification may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract, provided that if the officer, employee or agent is also a director, indemnification against liability arising from serving as a director is limited to the other provisions of chapters 1 through 17 of this title.

Section 10-857. Insurance

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 10-851 or Section 10-852.

Section 10-858. Application of article

A. A provision that treats a corporation's indemnification of or advance for expenses to directors and that is contained in its articles of incorporation, its bylaws, a resolution of its shareholders or board of directors or a contract or otherwise is valid only if and to the extent the provision is consistent with this article. If the articles of incorporation limit indemnification or advances for expenses, indemnification and advances for expenses are valid only to the extent consistent with the articles.

B. This article does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

         The above discussion is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws. See Exhibits 3.1 through 3.7 to this Registration Statement.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.


Securities and Exchange Commission Registration Fee            22,910
Legal Fees and Expenses                                        30,000
Accounting Fees and Expenses                                   15,000
Other Expenses                                                  7,090
                                                               ------
          Total Expenses                                      $75,000


Item 26.  Recent Sales of Unregistered Securities.

         In November 1997, the Company sold 2,700,000 shares of its Common Stock for $13.5 million in a private placement to institutional investors under Regulation D of the Securities Act. The investors may be entitled to additional shares in the future under certain circumstances. The Company has the right to repurchase the Common Stock issued at premiums ranging from 110% to 120% of the purchase price at periods through 180 days from the date of issuance. The Company received all proceeds of the offering less commissions paid to third parties equal to 7% of the funds raised in the offering. Such parties elected to take a portion of such commissions, which amounted to $945,000, in the form of 140,000 shares of Common Stock, valued at $6.00 per share, and the balance in cash.

         On October 27, 1997, the Company completed a private placement of 1,000 shares of its Series C Convertible Preferred Stock at a price of $1,000 per share and $1.0 million principal amount of its 5.5 % Convertible Subordinated Debentures pursuant to the exemption from registration provided by Section 4(2) and Regulation D of the Securities Act. All proceeds of the offering were received by the Company, less a commission of 7% to a third party in connection with the placement, for a total of $140,000. In addition, the Company issued 67,000 warrants to such party, exercisable at a price of $7.50 per share for a term of five years.

         On August 7, 1997, the Company completed the private placement of 150,000 shares of its Common Stock pursuant to the exemption from registration provided by Section 4(2) and Regulation D of the Securities Act. All proceeds of the offering were received by the Company.

         In March, April and May of 1997, the Company made a private placement of 3,500 shares of its Series B Convertible Preferred Stock pursuant to the exemption from registration provided by Section 4(2) and Regulation D of the Securities Act. The shares of Series B Preferred were bought in three tranches consisting of 1,100, 1,100, and 1,300 shares each on March 15, April 15, and May 15, 1997. In conjunction with the issuance of the Series B Preferred the Company issued 700,000 Series B Warrants. The Company received all proceeds from the Offering, less a commission of 7% to a third party. In addition, the Company issued 378,000 warrants to purchase 378,443 shares of its Common Stock, exercisable at a price of $.82 per share for a term of five years to such third party.

         On February 13, 1997, the Company completed a private placement of $1.5 million of its 8% Convertible Subordinated Debentures pursuant to the exemption from registration provided by Section 4(2) and Regulation D of the Securities Act. All proceeds of the offering were received by the Company, less a commission of 7% paid to a third party.

         In January, February and May of 1996, the Company completed a private placement of 1,000, 1,750 and 550 share respectively of its Series A Convertible Preferred Stock for a total of 3,300 shares pursuant to the exemption from registration provided by Regulation S of the Securities Act.

Item 27.  Exhibits

   Exhibit
    Number                                           Description                                            Reference
--------------     --------------------------------------------------------------------------------      ---------------
     2.1           Stock Purchase Agreement between the Registrant and Concepts in                             (1)
                   Communication, Inc. dated as of October 31, 1996.
     2.2           Stock Purchase Agreement between the Registrant and Compass                                 (2)
                   Communications, Inc. dated as of October 1, 1997
     2.3           Asset Purchase and Sale Agreement between the Registrant, SCP                               (2)
                   Acquisition Corp., Southern Communications Products, Inc.,
                   Wallace E. Sapp and Edna M. Sapp, dated as of August 25, 1997.
     3.1           Restated Articles of Incorporation of Registrant dated October 21,                          (3)
                   1981
     3.2           Amendment to Articles of Incorporation of Registrant dated April                            (3)
                   18, 1986
     3.3           Amendment to Articles of Incorporation of Registrant dated May 20,                          (3)
                   1987
     3.4           Amendment to Articles of Incorporation of Registrant dated                                  (3)
                   February 4, 1988
     3.5           Amendment to Articles of Incorporation of Registrant dated August                           (3)
                   15, 1991
     3.6           Amendment to Articles of Incorporation of Registrant dated June 3,                          (3)
                   1994
     3.7           Amended, Revised, and Restated Bylaws of Registrant                                         (3)
     4.1           Form of Common Stock Certificate                                                            (3)
     4.2           Statement pursuant toss.10-602 of the Arizona Corporate Code for                              *
                   Series A Convertible Preferred Stock
     4.3           Statement pursuant toss.10-602 of the Arizona Corporate Code for                              *
                   Series B Convertible Preferred Stock
     4.4           Statement pursuant toss.10-602 of the Arizona Corporate Code for                              *
                   Series C Convertible Preferred Stock
     5.1           Opinion of Streich Lang, P.A. as to the legality of securities being                         *
                   registered (includes consent)
     10.1          1997 Stock Option Plan                                                                      (4)
     10.2          1994 Incentive Stock Option Plan                                                            (5)
     10.3          1994 Restricted Stock Plan                                                                  (5)

   Exhibit
    Number                                           Description                                            Reference
--------------     --------------------------------------------------------------------------------      ---------------
     21.1          List of Subsidiaries of the Registrant                                                       *
     23.1          Consent of Semple & Cooper                                                                   *
     23.2          Consent of Streich Lang, P.A. (see 5.1)                                                      *
     24.1          Powers of Attorney                                                                           *
     27.1          Financial Data Schedule                                                                     (6)
  ----------

  *      Filed herewith

(1)   Filed with Current Report on Form 8-K dated February 13, 1997.
(2)   Filed with Current Report on Form 8-K dated December 1, 1997.
(3) Filed with Registration Statement on Form SB-2, No. 33-79730, dated August 10, 1994.
(4)   Filed with 1997 Notice and Proxy Statement dated June 25, 1997.
(5)   Filed with report on Form 10-KSB for the year ended December 31, 1996.
(6)   Filed with report on Form 10-QSB for the quarter ended March 31, 1997.


Item 28.  Undertakings

         (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (e) Request for acceleration of effective date:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, International FiberCom, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on January 30, 1998

                            INTERNATIONAL FIBERCOM, INC., an Arizona corporation


                            /s/ Joseph P. Kealy
                            ----------------------------------------------------
                            Joseph P. Kealy, Chairman of the Board and President (Chief Executive Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                     Signature and Title                      Date
                     -------------------                      ----


/s/ Joseph P. Kealy                                     January 30, 1998
-----------------------------------------------------
Joseph P. Kealy, Chairman of the Board, President,
Principal Executive Officer and Director


/s/ Terry W. Beiriger                                   January 30, 1998
-----------------------------------------------------
Terry W. Beiriger, Principal Financial Officer,
Controller, Treasurer and Secretary


/s/ John F. Kealy                                       January 30, 1998
-----------------------------------------------------
John F. Kealy, Director


/s/ V. Thompson Brown, Jr.                              January 30, 1998
-----------------------------------------------------
V. Thompson Brown Jr., Director


/s/ Richard J. Seminoff                                 January 30, 1998
-----------------------------------------------------
Richard J. Seminoff, Director


/s/ Jerry A. Kleven                                     January 30, 1998
-----------------------------------------------------
Jerry A. Kleven , Director
                                       S-1